UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRESH PROMISE FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada	00-24723	88-0393257
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1111 Alderman Drive, Suite 210

Alpharetta, GA 30005

(770) 521-9826

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.00001 par value per share	$2,300,000	$0.045	$103,500	$12.33

Total	$2,300,000	$0.045	$103,500	$12.33

(1) We are registering 2,300,000 shares of the Company’s common stock, par value $0.00001 per share (the “Put Shares”), that we may put to JP Carey Enterprises, Inc. (“Carey”), pursuant to an investment agreement (the “Investment Agreement”) between Carey and the registrant entered into on September 24, 2014. This figure was calculated based off of the Company’s closing price of $0.045 per share on February 5, 2015.  In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2) This offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the closing price of common stock of the Company as reported on the OTC Markets on February 5, 2015.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated February 10, 2015

FRESH PROMISE FOODS, INC.

2,300,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of 2,300,000 shares of our common stock, par value $0.00001 per share (the “Common Shares”) by the selling security holders (the “Selling Security Holders”).

This prospectus relates to the resale of up to 2,300,000 of the Common Shares, issuable to Carey, a selling stockholder pursuant to a “put right” under an investment agreement (the “Investment Agreement”) that we entered into with Carey. The Investment Agreement permits us to “put” up to one million two hundred fifty thousand dollars ($1,250,000) in shares of our common stock to Carey over a period of up to thirty-six (36) months. We will not receive any proceeds from the resale of these shares of common stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of this put right offered by Carey. Carey will bear all costs associated with this registration, except for accounting fees and expenses.

Carey is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Investment Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. Carey will pay a discount of fifteen percent (15%) of the average of the three lowest closing bids for the Company’s common stock during the seven (7) consecutive trading days prior to the date the Company delivers to Carey a put notice in writing requiring Carey to purchase shares from the Company (a “Put”), subject to the terms of the Investment Agreement.

The selling stockholder may offer all or part of the Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Carey is paying all of the registration expenses incurred in connection with the registration of the Shares except for accounting fees and expenses and we will not pay any of the selling commissions, brokerage fees and related expenses.

Our common stock is currently quoted on the OTC Markets under the symbol “FPFI.” On February 5, 2015, the closing price as reported on the OTC Markets was $0.045 per share. These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 6.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____, 2015

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements. References to the “Company,” “we,” “us,” “our” and similar words refer to Fresh Promise Foods, Inc.

Overview

Fresh Promise Foods is a consumer products and marketing company focused on the high-margin multi-billion dollar health and wellness food and beverage sectors. Under its wholly owned subsidiary, Harvest Soul Inc., the Company is building a production facility in Atlanta, GA and will be launching a new brand and category in the organic, all-natural juice category.

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Recent Developments

On October 16, 2014, the Company increased the number of authorized shares of common stock from nine hundred seventy-five million (975,000,000) to two billion (2,000,000,000).

Effective January 20, 2015, the Financial Industry Regulatory Authority (FINRA) effected in the marketplace a 1-for-150 reverse stock split for the Company’s common stock.

Where You Can Find More Information

Our principal executive office is located at 1111 Alderman Drive., Suite 210, Alpharetta, GA 30005 and our telephone number is (310) 309-9080.

About This Offering

This offering relates to the resale of up to 2,300,000 shares of our common stock, which are the Put Shares that we will put to Carey pursuant to the Investment Agreement. The 2,300,000 shares included in this prospectus represent a portion of the aggregate shares issuable to the Selling Security Holder under the Investment Agreement. Pursuant to the Investment Agreement:

●	Carey agreed to purchase from the Company, from time to time, in the Company’s discretion (subject to the conditions set forth therein), for a period of thirty-six (36) months, commencing on the effective date of the registration statement filed by the Company for resale of the Shares issuable under the Purchase Agreement, up to $1,250,000 of the Company’s common stock;

●	Pursuant to a registration rights agreement between the Company and Carey entered into in connection with the Investment Agreement, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act, of shares of common stock issuable under the Investment Agreement;

●	The purchase price for the shares of common stock sold under the Investment Agreement will be equal to a fifteen (15%) percent discount to the average of the three lowest closing bids as calculated using the average of the three lowest closing bids during the last seven (7) trading days after the Company delivers to Carey a put notice in writing requiring Carey to purchase shares of the Company, subject to the terms of the Investment Agreement.

●	As further consideration for Carey entering into and structuring the Investment Agreement, the Company shall pay to Carey a fee by issuing to Carey 1,000,000 shares of the Company’s common stock.

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We relied on an exemption from the registration requirements of the Securities Act. The transaction does not involve a private offering, Carey is an “accredited investor” and/or qualified institutional buyer and Carey has access to information about the Company and its investment.

Carey will bear the expenses of this offering, which we estimate to be approximately $27,500, including legal expenses of approximately $25,000, accounting expenses of approximately $1,500, and miscellaneous expenses, including printer costs and SEC filing fees, of approximately $1,000.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Investment Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Carey will periodically purchase our common stock under the Investment Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Carey to raise the same amount of funds, as our stock price declines. Neither the Investment Agreement nor any rights of the parties under the Investment Agreement may be assigned or delegated to any other person.

Summary of the Shares Offered by the Selling Security Holder

Common stock Offered by the Selling Security Holder	2,300,000 shares of common stock.

Common Stock Outstanding Before the Offering	7,854,738 as of February 5, 2015

Common Stock Outstanding Immediately After the Offering	10,154,738 shares, assuming the sale of all shares being registered in this Registration Statement.

Terms of the Offering	The Selling Security Holder will determine when and how it will sell the common stock offered in this prospectus.

Termination of the Offering	Pursuant to the Investment Agreement, this offering will terminate thirty-six (36) months after the registration statement to which this prospectus is made a part is declared effective by the SEC, up to $1,250,000 of the Company’s common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holder. However, we will receive proceeds from the sale of our common stock under the Investment Agreement. The proceeds from the offering will be used for working capital and general corporate purpose. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

OTC Markets Symbol	FPFI

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Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations for the period July 1, 2014 through September 30, 2014 and balance sheet data as of September 30, 2014.

For the Period from 7/1/14 through 9/30/14, 2014 (unaudited)
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses	190,105
Consulting Fees
Professional Fees	108,195
General and Administrative Expenses	27,530
Net Loss	$(1,292,655)

As of September 30, 2014 (unaudited)
BALANCE SHEET DATA

Cash	$12,325
Total Assets	21,544
Current Liabilities	2,423,529
Accrued Expenses	250,820
Total Liabilities	2,423,529
Stockholders’ Deficit	(2,372,927)
Total Liabilities and Stockholder’s Deficit	50,602

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RISK FACTORS

Our business is subject to numerous risks. We caution you that the following important factors, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. Any or all of our forward-looking statements in this and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in the discussion below will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those anticipated in forward-looking statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosure we make in our reports filed with the SEC.

An investment in our Company involves a substantial risk of loss. You should carefully consider the risks described below, before you make any investment decision regarding our Company. Additional risks and uncertainties, including those generally affecting the market in which we operate or that we currently deem immaterial, may also impair our business. If any such risks actually materialize, our business, financial condition and operating results could be adversely affected. In such case, the trading price of our common stock could decline.

The following risk factors are not exhaustive and the risks discussed herein do not purport to be inclusive of all possible risks but are intended only as examples of possible investment risks. To facilitate understanding of the various business risks applicable to our Company and the strategic alliance companies through which we intend to operate our business during the foreseeable future, the risk factors discussed herein address our Company together with the risks applicable to our operations that we intend to conduct with our strategic alliance partners.

Risks Related to our Business and Industry

THE COMPANY IS SUBJECT TO THE RISKS INHERENT IN A NEWLY-CREATED BUSINESS.

The Company is subject to substantially all the risks inherent in a newly-created business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere in this Form 10-K than for a company with an established business and operating cash flow. If the Company is not able to manage these risks successfully, the Company’s operations could be negatively impacted. Due to changing circumstances, the Company may be forced to change dramatically, or even terminate, its planned operations.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF FRESH PROMISE FOODS, INC. FAILS TO IMPLEMENT ITS BUSINESS PLAN.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. The Company has no demonstrable operations record of substance upon which you can evaluate the company’s business and prospects. The Company’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this filing the Company has had only limited start-up operations and has generated minimal revenues. Considering these facts, our independent auditors have raised substantial doubt about the company’s ability to continue as a going concern in the independent auditors’ report to the financial statements filed with our Form 10-K. In addition, the company’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

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WE RELY ON OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER AND IF HE LEAVES US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We rely heavily on our President and Chief Executive Officer, Kevin Quirk for our success. His experience and input create the foundation for our business and he is responsible for the directorship and control over our activities. Moving forward, should we lose the services of Mr. Quirk, for any reason, we will incur costs associated with recruiting a replacement and delay in our operations. If we are unable to replace Mr. Quirk with another suitably trained individual, we may be forced to scale back or curtail our business plan. As a result of this, your investment in us could be devalued.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDEND ON OUR COMMON STOCK AND BECAUSE OF THIS OUR SECURITIES COULD FACE DEVALUATION IN THE MARKET.

We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of our business operations, it is anticipated that any earnings will be retained to finance our business operations and future expansion.

CHANGES IN CONSUMER PREFERENCES AND DISCRETIONARY SPENDING MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUE, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Shifts in consumer preferences away from our products, our inability to develop new products that appeal to consumers, or changes in our product mix that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in revenue during economic downturns or during periods of uncertainty. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

FLUCTUATIONS IN VARIOUS COMMODITY, PACKAGING AND SUPPLY COSTS, COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

The prices of the main ingredients in our offerings can be highly volatile. Supplies and prices of the various products that we use to prepare our products can be affected by a variety of factors, such as weather, seasonal fluctuations, demand, politics and economics in the producing countries. An increase in pricing of any major ingredients that we use in our products could have a significant adverse effect on our profitability In addition; higher diesel prices have, in some cases, resulted in the imposition of surcharges on the delivery of commodities to distributors. Additionally, higher diesel and gasoline prices may affect our supply costs and may affect our sales going forward. To help mitigate the risks of volatile commodity prices and to allow greater predictability in pricing, we hope to enter into fixed price or to-be-fixed priced purchase commitments. We cannot assure you that these activities will be successful or that they will not result in our paying substantially more than would have been required absent such activities. We do not presently have any multi-year pricing agreements (with fixed processing costs), and none with guaranteed volume commitments.

We may not be able to prevent others from using our intellectual property, and may be subject to claims by third parties that we infringe on their intellectual property.

Our products are created using proprietary formulations; however, we have no registered patents. Preventing and policing the unauthorized use of our intellectual property is often difficult and any steps we take may not, in every case, prevent the infringement by unauthorized third parties. Further, there can be no assurance that our efforts to enforce our rights and protect our intellectual property will be successful. We may need to resort to litigation to enforce our intellectual property rights, which may result in substantial costs and diversion of resources and management attention.

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Further, although management does not believe that our products infringe on the intellectual rights of others, there is no assurance that we will not be the target of infringement or other claims. Such claims, even if not true, could result in significant legal and other costs and may be a distraction to our management or interrupt our business.

LITIGATION AND PUBLICITY CONCERNING PRODUCT QUALITY, HEALTH AND OTHER ISSUES, WHICH CAN RESULT IN LIABILITIES AND ALSO CAUSE CONSUMERS TO AVOID OUR PRODUCTS, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS, BUSINESS AND FINANCIAL CONDITION.

Beverage and food service businesses can be adversely affected by litigation and complaints from consumers or government authorities resulting from food and beverage quality, illness, injury or other health concerns or operating issues stemming from one retail location or a limited number of retail locations. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging consumers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result.

BEVERAGE AND FOOD SAFETY CONCERNS AND INSTANCES OF FOOD-BORNE ILLNESSES COULD HARM OUR CONSUMERS, RESULT IN NEGATIVE PUBLICITY AND CAUSE THE TEMPORARY CLOSURE OF SOME CONSUMERS’ STORES AND, IN SOME CASES, COULD ADVERSELY AFFECT THE PRICE AND AVAILABILITY OF FRUITS, ANY OF WHICH COULD HARM OUR BRAND REPUTATION, RESULT IN A DECLINE IN SALES OR AN INCREASE IN COSTS.

We consider food and beverage safety a top priority and will dedicate substantial resources towards ensuring that consumers enjoy high-quality, safe and wholesome products. However, we cannot guarantee that controls and training will be fully effective in preventing all food-borne illnesses. Furthermore, reliance on third-party suppliers and distributors increases the risk that food-borne illness incidents (such as E. coli, Hepatitis A, Salmonella or Listeria) could occur outside of our control and at multiple locations. We will utilize High Pressure Processing (HPP) whenever possible to mitigate these risk.

Instances of food-borne illnesses, whether real or perceived, and whether at our consumers’ stores or those of our competitors, could harm consumers and otherwise result in negative publicity about us or the products we serve, which could adversely affect sales. If there is an incident involving consumers’ C-stores and other approved channels serving contaminated products, consumers may be harmed, our sales may decrease and our brand name may be impaired. If consumers become ill from food-borne illnesses, we could be forced to temporarily suspend some operations. If we react to negative publicity by changing our products or other key aspects of the Fresh Promise experience, we may lose consumers who do not accept those changes, and may not be able to attract enough new consumers to produce the revenue needed to make our operations profitable. In addition, we may have different or additional competitors for our intended consumers as a result of making any such changes and may not be able to compete successfully against those competitors. Food safety concerns and instances of food-borne illnesses and injuries caused by food contamination have in the past, and could in the future, adversely affect the price and availability of affected ingredients and cause consumers to shift their preferences, particularly if we choose to pass any higher ingredient costs along to consumers. As a result, our costs may increase and our sales may decline. A decrease in consumer traffic as a result of these health concerns or negative publicity, or as a result of a change in our products or smoothie experience or a temporary suspension of any of our consumer operations, could materially harm our business.

THE FOOD SERVICE INDUSTRY HAS INHERENT OPERATIONAL RISKS THAT MAY NOT BE ADEQUATELY COVERED BY INSURANCE.

We can give no assurance that we will be adequately insured against all risks or that our insurers will pay a particular claim. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our operations. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we may receive indemnity insurance coverage for tort liability. Our insurance policies may also contain deductibles, limitations and exclusions which, although we may believe are standard in the food service industry, may nevertheless increase our costs.

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THE PLANNED INCREASE IN THE NUMBER OF STORES WHERE ARE OUR PRODUCTS WILL BE AVAILABLE MAY MAKE FUTURE RESULTS UNPREDICTABLE.

Our future results depend on various factors, including successful selection of new markets, market acceptance of Fresh Promise Foods brands, consumer recognition of the quality of our products and willingness to pay our prices (which reflect our often higher ingredient costs,) the quality and performance of our equipment and general economic conditions. In addition, as with the experience of other retail food and beverage concepts who have tried to expand nationally, we may find that the Fresh Promise Foods concept has limited or no appeal to consumers in new markets or we may experience a decline in the popularity of our brands. Newly opened stores may not succeed, future markets may not be successful and average store revenue may not meet expectations.

OUR FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD HARM OUR BUSINESS AND OPERATING RESULTS.

Our plans call for a significant increase in the number of consumers. Product supply, financial and management controls and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures, and controls and to hire, train and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place a lot of importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND COULD FALL BELOW THE EXPECTATIONS OF INVESTORS DUE TO VARIOUS FACTORS.

Our operating results may fluctuate significantly because of various factors, including:

1.	The impact of inclement weather, natural disasters and other calamities, such as earthquakes and/or hurricanes, which could cause a delay in getting our products to our consumers;

2.	Unseasonably cold or wet weather conditions could cause a delay in getting our products to our consumers;

3.	Profitability of our operations where our products are sold, especially in new markets;

4.	Changes in comparable store sales and consumer visits, including the introduction of new product items;

5.	Variations in general economic conditions, including those relating to changes in diesel and gasoline prices;

6.	Negative publicity about the ingredients we use or the occurrence of food-borne illnesses or other problems at stores where our products are available;

7.	Changes in consumer preferences and discretionary spending;

8.	Increases in infrastructure costs; and

9.	Fluctuation in supply prices.

Because of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. Average consumers’ store revenue or comparable store revenue in any particular future period may decrease. In the future, our operating results may fall below the expectations of investors. In that event, the value of our Common Stock or other securities would likely decrease.

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OUR CONSUMERS AND SUPPLIERS COULD TAKE ACTIONS THAT HARM OUR REPUTATION AND REDUCE OUR PROFITS.

Consumers and suppliers are separate entities and are not our employees. Further, we do not exercise control over the day-to-day operations of our consumers and suppliers. Any operational shortcomings of our consumers and suppliers are likely to be attributed to our system-wide operations and could adversely affect our reputation and have a direct negative impact on our profits.

OUR REVENUE IS SUBJECT TO VOLATILITY BASED ON WEATHER AND VARIES BY SEASON.

Seasonal factors could also cause our revenue to fluctuate from quarter to quarter. Our revenue may be lower during the winter months and the holiday season and during periods of inclement weather and higher during the spring, summer and fall months. Our revenue will likely also vary from quarter to quarter as a result of the number of trading days, that is, the number of days in a quarter when stores are open.

WE COULD FACE LIABILITY FROM OUR CONSUMERS, SUPPLIERS OR GOVERNMENT.

A consumer, supplier or government agency may bring legal action against us based on the consumer/ supplier relationships. Various state and federal laws govern our relationship with consumers and suppliers. If we fail to comply with these laws, we could be liable for damages to consumers or suppliers and fines or other penalties. Expensive litigation with our consumers/suppliers or government agencies may adversely affect both our profits and our important relations with our consumer/suppliers.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under our credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

LITIGATION COULD ADVERSELY AFFECT US BY DISTRACTING MANAGEMENT, INCREASING OUR EXPENSES OR SUBJECTING US TO MATERIAL MONEY DAMAGES AND OTHER REMEDIES.

Our consumers could file complaints or lawsuits against us alleging that we are responsible for some illness or injury their consumers suffered at or after a visit to their stores, or that we have problems with food quality or operations. We are also subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results. The food and beverage services industry has been subject to a growing number of claims based on the nutritional content of food products they sell and disclosure and advertising practices.

WE MAY ALSO INCUR COSTS RESULTING FROM OTHER SECURITY RISKS WE MAY FACE IN CONNECTION WITH OUR ELECTRONIC PROCESSING AND TRANSMISSION OF CONFIDENTIAL CONSUMER INFORMATION.

We rely on commercially available software and other technologies to provide security for processing and transmission of consumer credit card data. Our systems could be compromised in the future, which could result in the misappropriation of consumer information or the disruption of systems. Either of those consequences could have a material adverse effect on our reputation and business or subject it to additional liabilities.

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WE ARE EXPOSED TO INCREASED COSTS AND RISKS ASSOCIATED WITH COMPLIANCE WITH CHANGING LAWS, REGULATIONS AND STANDARDS IN GENERAL, AND SPECIFICALLY WITH INCREASED AND NEW REGULATION OF CORPORATE GOVERNANCE AND DISCLOSURE STANDARDS.

We expect to spend an increased amount of management time and external resources to comply with existing and changing laws, regulations and standards in general, and specifically relating to corporate governance. In particular, Section 404 of the Sarbanes-Oxley Act of 2002 requires management to annually review and evaluate all of our internal control systems, and file attestations of the effectiveness of these systems by our management and by our independent auditors. This process may require us to hire additional personnel and use outside advisory services and result in additional accounting and legal expenses. If in the future our chief executive officer, chief financial officer or independent auditors determine that our controls over financial reporting are not effective as defined under Section 404, investor perceptions may be adversely affected and could cause a decline in the value of our stock. If our independent auditors are unable to provide an unqualified attestation of management’s assessment of our internal control over financial reporting, or disclaim an ability to issue an attestation, it could result in a loss of investor confidence in our financial reports, adversely affect our stock value and our ability to access the capital markets or borrow money. Failure to comply with other existing and changing laws, regulations and standards could also adversely affect the Company.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO RAISE CAPITAL TO FUND OUR BUSINESS PLAN.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to raise capital on attractive terms. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies, food and beverage service, C-stores and other approved channels and otherwise, on the basis of taste, quality and price of product offered, consumer service, atmosphere, location and overall guest experience. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

FRESH PROMISE FOODS, INC. MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

The Company has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available.

THE COST TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBECT TO THE EXCHANGE ACT OF 1934 WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN MEET ROUTINE BUSINESS OBLIGATIONS.

Subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal, and a host of other expenses for annual reports and proxy statements.

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WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry directors’ and officers’ liability insurance. Directors’ and officers’ liability insurance has recently become much more expensive and difficult to obtain. If we are unable to provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors’ and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

WE MAY NOT ACHIEVE RESULTS SIMILAR TO THE FINANCIAL PROJECTIONS.

Projections and estimated financial results are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by us, are subject to significant business, economic, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower than projected. Neither we nor any other person or entity assumes any responsibility for the accuracy or validity of the projections.

Risks Related to an Investment in our Common Stock

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR PREFERRED STOCK.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

We can make no assurance that there will be a public market for our common Stock in the future. If there is a market for our Common Stock in the future, we anticipate that such market may be illiquid and might be subject to wide fluctuations in response to several factors, including, but not limited to the following factors:

(1)	actual or anticipated variations in our results of operations;

(2)	our ability or inability to generate new revenue;

(3)	our ability to anticipate and effectively adapt to a developing market;

(4)	our ability to attract, retain and motivate qualified personnel;

(5)	consumer satisfaction and loyalty;

(6)	increased competition; and

(7)	conditions and trends in the market for organic and natural products.

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CONVERSION OF OUR PROMISSORY NOTES OR SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY SELLING SHAREHOLDERS MAY CAUSE A REDUCTION IN THE PRICE OF OUR STOCK AND PURCHASERS WHO ACQUIRE SHARES FROM THE SELLING SHAREHOLDERS MAY LOSE SOME OR ALL OF THEIR INVESTMENTS.

If a market for our shares develops, sales of a substantial number of shares of our Common Stock in the public market could cause a reduction in the price of our Common Stock. If selling Shareholders resell a substantial portion of the issued and outstanding shares of our Common Stock it could have an adverse effect on the price of our Common Stock. As a result of any such decreases in the price of our Common Stock, purchasers who acquire shares from Selling Shareholders may lose some or all of their investment.

OUR EXISTING SHAREHOLDERS WILL EXPERIENCE DILUTION.

We will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing shareholders will experience dilution, and the new equity or debt securities may have rights, preference, and privileges senior to those of our existing shareholders. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated consumer requirements.

There is no assurance that we will be profitable, and we may not be able to successfully develop, manage or market our products and services. We may not be able to attract or retain qualified executives and technological personnel and our products and services may become obsolete. Government regulation may hinder our business. Additional dilution in outstanding stock ownership will be incurred due to the issuance of more shares, stock options, or the exercise of stock options, and other risks inherent in our business.

We are subject to the penny stock rules which will make our securities more difficult to sell.

We are subject to the SEC’s “penny stock” rules because our securities sell below $5.00 per share. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Furthermore, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities will find it more difficult to sell their securities.

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SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

The sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

THERE IS A NEED FOR ANY GOVERNMENTAL APPROVAL OF OUR PRINCIPAL PRODUCTS.

Companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature, if successful, could result in our payment of substantial damages.

Our results of operations may be adversely affected by legal or governmental proceedings brought by or on behalf of employees or consumers. In recent years, a number of companies, including juice companies, have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law. A number of these lawsuits have resulted in the payment of substantial awards by the defendants. Although we are not currently a party to any material class action lawsuits, we could incur substantial damages and expenses resulting from lawsuits, which would increase the cost of operating the business and decrease the cash available for other uses.

WE ARE SUBJECT TO GOVERNMENT AND INDUSTRY REGULATION.

We are subject to various federal, state and local regulations. Our products are subject to state and local regulation by health, sanitation, food and workplace safety and other agencies. We may experience material difficulties or failures in obtaining the necessary licenses or approvals for new products which could delay planned execution of our business plan. We are subject to the U.S. Americans with Disabilities Act and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas. We may in the future have to modify office and warehouse space, for example by adding access ramps or redesigning certain architectural fixtures, to provide service to or make reasonable accommodations for disabled persons. The expenses associated with these modifications could be material. Our operations are also subject to the U.S. Fair Labor Standards Act, which governs such matters as minimum wages, overtime and other working conditions, along with the U.S. Americans with Disabilities Act, family leave mandates and a variety of similar laws enacted by the states that govern these and other employment law matters. In addition, federal proposals to introduce a system of mandated health insurance and flexible work time and other similar initiatives could, if implemented, adversely affect our operations. In recent years, there has been an increased legislative, regulatory and consumer focus on nutrition and advertising practices in the food industry. As a result, we may in the future become subject to initiatives in the area of nutrition disclosure or advertising, such as requirements to provide information about the nutritional content of our products, which could increase our expenses.

WE ARE REGISTERING AN AGGREGATE OF 2,300,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE INVESTMENT AGREEMENT. THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 2,300,000 Put Shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Investment Agreement. Notwithstanding Carey’s ownership limitation, the 2,300,000 Put Shares would represent approximately 22.65% of our shares of common stock outstanding immediately after our exercise of the put right under the Investment Agreement. The sale of these Put Shares into the public market by Carey could depress the market price of our common stock. At the assumed offering price of $0.045 per share, we will be able to receive up to $103,500 in gross proceeds, assuming the sale of the entire 2,300,000 Shares being registered hereunder pursuant to the Investment Agreement.

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THE COMPANY MAY NOT HAVE ACCESS TO THE FULL AMOUNT AVAILABLE UNDER THE INVESTMENT AGREEMENT.

We have not drawn down funds and have not issued shares of our common stock under the Investment Agreement with Carey. Our ability to draw down funds and sell shares under the Investment Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 2,300,000 Put Shares issuable under the Investment Agreement, and our ability to access the Investment Agreement to sell any remaining shares issuable under the Investment Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Carey under the Investment Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Investment Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Investment Agreement unless certain other conditions are met.

CERTAIN RESTRICTIONS ON THE EXTENT OF PUTS AND THE DELIVERY OF ADVANCE NOTICES MAY HAVE LITTLE, IF ANY, EFFECT ON THE ADVERSE IMPACT OF OUR ISSUANCE OF SHARES IN CONNECTION WITH THE INVESTMENT AGREEMENT, AND AS SUCH, CAREY MAY SELL A LARGE NUMBER OF SHARES, RESULTING IN SUBSTANTIAL DILUTION TO THE VALUE OF SHARES HELD BY EXISTING SHAREHOLDERS.

Carey has agreed, subject to certain exceptions listed in the Investment Agreement, to refrain from holding an amount of shares which would result in Carey or its affiliates owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time. These restrictions, however, do not prevent Carey from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put. In this way, Carey could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

ASSUMING WE UTILIZE THE MAXIMUM AMOUNT AVAILABLE UNDER THE EQUITY LINE OF CREDIT, EXISTING SHAREHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK.

Our Investment Agreement with Carey contemplates the potential future issuance and sale of up to $1,250,000 of our common stock to Carey subject to certain restrictions and obligations.  The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Investment Agreement.  These examples assume issuances at a market price of $.045 per share and at 10%, 25%, 50%, and 75% below $0.0096 per share, taking into account Carey’s 15% discount.

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The following table should be read in conjunction with the footnotes immediately following the table.

Percent below Current market price	Price per share (1)	Number of shares issuable (2)	Shares outstanding (3)	Percent of outstanding shares (4)

10%	$0.0344	3,631,082	11,485,820	31.6%

25%	$0.0286	4,357,298	12,212,036	35.6%

50%	$0.0191	6,535,948	14,390,686	45.4%

75%	$0.0096	13,071,895	20,926,633	62.5%

(1)	Represents purchase prices equal to 85% of $0.045 and potential reductions thereof of 10%, 25%, 50% and 75%.

(2)	Represents the number of shares issuable if the entire $1,250,000 under the Investment Agreement were drawn down at the indicated purchase prices. Our Articles of Incorporation currently authorize 2,000,000,000 shares of common stock.

(3)	Based on 7,854,738 shares of common stock outstanding at February 5, 2015. Our Articles of Incorporation currently authorizes 2,000,000,000 shares of common stock. We may in the future need to amend our Articles of Incorporation in order to increase our authorized shares of common stock.

(4)	Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling shareholder may own at any point in time or other restrictions on the number of shares we may issue.

CAREY WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Carey pursuant to the Investment Agreement will be purchased at a 15% discount to the average of the lowest closing price of the common stock of any two trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the date of our advance notice to Carey of our election to put shares pursuant to the Investment Agreement. Carey has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Carey sells the shares, the price of our common stock could decrease.

If our stock price decreases, Carey may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR INVESTMENT AGREEMENT.

Effective September 24, 2014, we entered into a $1,250,000 Investment Agreement with Carey. Pursuant to the Investment Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Carey at a price equal to (15%) of the lowest daily volume weighted average price of the Company’s common stock for the five trading days immediately following the date our advance notice is delivered. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

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AS A PUBLIC COMPANY, WE ARE SUBJECT TO COMPLEX LEGAL AND ACCOUNTING REQUIREMENTS THAT WILL REQUIRE US TO INCUR SIGNIFICANT EXPENSES AND WILL EXPOSE US TO RISK OF NON-COMPLIANCE.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply.

Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

WE MAY BE SUBJECT TO SHAREHOLDER LITIGATION, THEREBY DIVERTING OUR RESOURCES THAT MAY HAVE A MATERIAL EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management’s attention and resources.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Security Holders. All of the net proceeds from the sale of our common stock will go to the Selling Security Holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. There can be no assurance that any of the Selling Security Holders will exercise their warrants or that we will receive any proceeds therefrom. We intend to use net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTC Markets under the symbol “FPFI”. The offering price of $0.045 for the shares of common stock offered is based on the closing price of the Company’s common stock as reported on the OTC Markets on February 5, 2015. The Selling Security Holder may sell shares in any manner at the current market price.

SELLING SECURITY HOLDER

The Common Shares and the Put Shares

The 2,300,000 shares of common stock being offered for resale in this registration statement are issuable to Carey upon Puts by the Company in accordance with the terms and conditions of the Investment Agreement.

All expenses incurred with respect to the registration of the common stock will be borne by Carey and us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holder as of the date hereof and the number of share of common stock being offered by the Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder. The “Amount Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering (1)

JP Carey Enterprises, Inc.	1,000,000	2,300,000	1,000,000	*	%

*Less than 1%

(1)	This number assumes the Selling Security Holder sells all of its shares being offered pursuant to this prospectus.

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of 2,300,000 shares.

The Selling Security Holders and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will sell the shares as agent;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Stock Holder to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Security Holder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Security Holder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder. In addition, the Selling Security Holder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder. The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holder to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

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The Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

All expenses incurred with respect to the registration of the common stock will be borne by Carey and us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Security Holder. We will file a supplement to this prospectus if a Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Security Holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holders. The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Carey will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect Carey to pay these expenses.  We have agreed to indemnify Carey and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $27,500.  We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Security Holder.  We may, however, receive proceeds from the sale of our common stock under the Investment Agreement.

DESCRIPTION OF SECURITIES

General

This prospectus includes 2,300,000 Shares of our common stock offered by the Selling Security Holder. The following description of our common stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue an aggregate number of 2,100,000,000 shares of capital stock, of which 100,000,000 shares are preferred stock, $0.00001 par value per share and 2,000,000,000 shares are common stock, $0.00001 par value per share.

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Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock, $0.00001 par value per share. Currently we have issued and outstanding (i) zero shares of our Series A Preferred Stock, (ii) 2 shares of our Series B Preferred Stock, and (iii) 308,180 shares of our Series C Preferred Stock.

Common Stock

We are authorized to issue 2,000,000,000 shares of common stock, $0.00001 par value per share. Currently we have 1,073,329,842 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

Voting Rights

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Anti-Takeover Provisions

Our Articles of Incorporation and Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for us. Our Board of Directors may, without action of our stockholders, issue authorized but unissued common stock and preferred stock. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The existence of unissued preferred stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of us, thereby protecting the continuity of our management. Our shares of preferred stock could therefore be issued quickly with terms that could delay, defer, or prevent a change in control of us, or make removal of management more difficult.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by D’Arelli Pruzansky, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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DESCRIPTION OF BUSINESS

History of Fresh Promise Foods, Inc.

The Company was incorporated in the State of Delaware under the name, PLR, Inc. in 1993, and went through a series of name changes and reorganizations. In November 1997, PLR, Inc. changed its name to Integrated Carbonics Corp. and moved its domicile to the State of Nevada. On July 23, 1999, Integrated Carbonics Corp. changed its name to Urbana.ca, Inc. (“URBA”). On April 11, 2003, URBA changed its name to PSPP Holdings, Inc. On August 11, 2008, PSPP Holdings, Inc. changed its name to Cynosure Holdings, Inc. by filing a Certificate of Amendment to Articles of Incorporation with the State of Nevada. On August 21, 2008, the Company changed its name to Hybid Hospitality, Inc. by filing a Certificate of Amendment to the Articles of Incorporation. On December 16, 2009, the Company changed its name to Stakool, Inc.

On June 16, 2011, Stakool entered into a Letter of Intent of Sale and Purchase with Anthus Life Corp., a privately held Nevada corporation (“Anthus Life”).

On July 20, 2011, Stakool and Anthus Life executed an Agreement of Sale and Purchase whereby Anthus Life received 77,588,470 shares of 79,388,470 issued and outstanding shares of Stakool common stock, as well as 10,000,000 Preferred Shares of Stakool in exchange for scheduled payments, totaling $350,000 and 1,300,000 shares of Stakool common stock the “Agreement of Sale and Purchase”). The parties amended the Agreement of Purchase and Sale as of January 19, 2012, providing, among other things, for the issuance of an additional 2,650,000 shares of Stakool common stock to certain parties. All stock has been issued under the Agreement of Sale and Purchase and, as of December 31, 2012, $355,000 has been paid.

Anthus Life Corp. was incorporated in Nevada on June 4, 2009. Anthus was a developer and manufacturer of natural and organic food products packaged for consumer consumption. The Company had one product line in the natural food category. In 2013 the Company terminated its production of products due to a lack of working capital. However as additional funds have been secured by the new management team, production will resume in the near future.

On March 15, 2013 all officers and directors resigned from the Company and Mr. Joseph C. Canouse was appointed President, Chief Executive Officer, and Director.

Effective August 5, 2013, the Company completed a 1 for 100 reverse stock split, which reduced the number of issued and outstanding common shares from 2,903,888,889 to approximately 29,039,066. Fractional shares produced as a result of this reverse stock split were rounded up to the next whole share. The consolidated financial statements have been retroactively adjusted to reflect this reverse stock split.

On September 26, 2013, the name of the Company was changed to Fresh Promise Foods, Inc. and the Company also reduced the number of authorized shares of common stock from four billion (4,000,000,000) to four hundred seventy five million (475,000,000).

On May 13, 2014, the Company increased the number of authorized shares of common stock from four hundred seventy five million (475,000,000) to nine hundred seventy five thousand (975,000,000).

On June 2, 2014, Joseph C. Canouse resigned as Chairman of the board of directors and as Chief Financial Officer of the Company, and the Board approved by unanimous written consent the appointment of Scott Martin as a member of the Board and Secretary of the Company. Mr. Kevin P. Quirk was appointed Chairman of the Board.

On October 16, 2014, the Company increased the number of authorized shares of common stock from nine hundred seventy five thousand (975,000,000) to two billion (2,000,000,000).

Effective January 20, 2015, the Financial Industry Regulatory Authority (FINRA) effected in the marketplace a 1-for-150 reverse stock split for the Company’s common stock.

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Current Products, Potential Product Categories and Extension

Fresh Promise Foods is a consumer products company focused on the “Core Wellness” sector of health and wellness. The “health and wellness” mega trend drives the overall natural ingredients market. Increasing incidence of lifestyle-based disorders, such as cardiovascular diseases (CVDs), obesity, osteoporosis and diabetes, has propelled consumers to resort to natural alternatives. Moreover, the number of articles and newsletters circulated in media describing the ill-effects of consuming synthetic ingredients has further cautioned consumers. Consumers perceive natural ingredients as having a positive impact on general health, while synthetic ingredients have certain detrimental effects on health. As a result, many food manufacturers have promptly responded to the situation by completely replacing or partially replacing synthetic ingredients with their natural counterparts.

It is becoming clearer that healthy eating is transitioning from a niche market to the mainstream. Health and wellness-focused products are expanding rapidly, with eight out of ten of the fastest growing food and beverage categories inextricably linked to consumer perceptions of health.

Intellectual Property

The Company has no registered patents, however, its products are formulated utilizing its own proprietary formulations. The Company has filed certain trademarks and owns certain URL’s.

Production, Sources of Raw Materials and the Names of Principal Suppliers

We have reviewed, studied and analyzed the natural and/or organic product market. Our strategy includes establishing a procurement program and working with outside professionals to build our business, create brands through eco-friendly packaging and distinctive labeling, and develop key distribution relationships. We source our raw materials through our partner Prep Atlanta. Our distribution partner is United Natural Foods, Inc. and our initial retail partner is Whole Foods Markets.

Marketing Strategy

The strategy is to have our brand name strongly associated on all of our distributed products and to focus on finding and developing the best FDA/USDA certified natural and/or organic food product options for North America and beyond. During Q4 of 2014, the Company introduced its own brand of Organic Juices. For 2015, our R&D team is diligently working to develop additional product line extensions to include several additional products for the natural and organic food market.

We have completed construction of our own organic certified pilot production facility located in Atlanta, Georgia. This will act as our initial production facility and then our R&D facility as we outgrow the capacity.

Fresh Promise Foods will strive to become a leader in the quality food and beverage business. We are a mission-driven company that aims to set the standards of excellence for food manufacturers. We are building a business in which high standards permeate all aspects of our company and quality ingredients, the latest food technology and great marketing permeate all aspects of our products.

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We believe that once the consumer tastes our product line, he or she will become a loyal consumer and will seek out our product because of the health benefits, value in price, quality of the product and the good taste of the product, thus becoming a returning and loyal consumer.

Words like “Natural,” “clean label,” “green,” “eco-friendly”, “organic”, “non GMO” and “sustainability” are the new buzzwords in today’s food and beverage industry. Products and ingredients bearing these tags have created demand among consumers, and therefore have been significant purchase influencers. The markets for these natural and naturally derived products are growing at a fast rate, creating an immense profit potential for food and beverage manufacturers. The past two decades have witnessed consumers becoming more health conscious and resorting to preventive measures, rather than reactionary ones. Functional foods and beverages play a major role in this segment, promoting the concept of healthiness-on-the-go. These functional foods and beverages include health ingredients, which may promote general health and well-being by preventing certain diseases. However, the industry also confronts certain challenges in coping with the demand of natural ingredients used in food and beverage applications, particularly, in terms of sustainability.

Consumers perceive natural ingredients as having a positive impact on general health, while synthetic ingredients have certain detrimental effects on health. As a result, food manufacturers have promptly responded to the situation by completely replacing or partially replacing synthetic ingredients with their natural counterparts.

Segments

Consumer Product Group (CPG)

This is where we believe the “future value” of the company will be derived. We will build and buy companies in the health and wellness food and beverage space. Acquisition targets that meet our investment criteria share a number of common features:

●	A concept with substantial, identifiable consumer demand which can be effectively replicated in multiple markets;

●	A unique brand asset capability that differentiates the company from its competition;

●	Attractive business model economics which address specific customer needs and demonstrate operational capabilities to achieve market leadership;

●	Strong management in place with a proven ability to execute a clearly defined strategic business plan;

●	A strong, focused and customer-oriented culture;

●	Significant growth or growth potential and an expansion strategy that is consistent with the company’s performance history;

●	A defensible and extendable position in a growing industry category.

Our partner companies/acquisitions will have demonstrated fundamentally superior business models and substantial growth potential. Furthermore, when coupled with our investment capital, expertise, and resources, we believe these companies will have the opportunity to create a significant and sustainable competitive advantage. This advantage often results in an investment achieving market leadership and providing superior economic returns to all participants.

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Harvest Soul

A wholly owned subsidiary of Fresh Promise Foods, Harvest Soul, is an organic, non-GMO line of health and wellness beverages and related products. Harvest Soul launched via e-commerce in December 2014 and in Whole Foods Markets South Region in February 2015, with expected national expansion planned for late 2015.

The mission of Harvest Soul is to be a leader in the quality food and beverage business.

Our motto – Feed the Body, the Mind, the Soul - emphasizes that our vision reaches far beyond just being a food manufacturer. Our success in fulfilling our vision is measured by customer satisfaction, Team Member excellence and happiness, return on capital investment, improvement in the state of the environment, and local and larger community support.

The initial product in the Harvest Soul family is a “chewable” juice. There are many benefits to chewing your food. The body absorbs more nutrients and energy from your food. The chewing process predigests your food into small pieces and partially liquefies it making it easier to digest. Chewing also properly allows your stomach to work more efficiently and break down your food faster thus avoiding digestive problems. This category within the beverage industry is in its infancy stage waiting to be discovered and we will lead that discovery. Harvest Soul will be the first to national market and will be the leader in the chewable juice category. Typical shelf life on an all-natural product such as this is approximately 4 days. However, utilizing High Pressure Processing, we will extend the shelf life to 60 days while improving taste nodes during this process. This is the difference between selling at a Farmers Market only and getting into Whole Foods and other natural grocers immediately thus increasing revenues exponentially. This also allows our products to move beyond local distribution into regional and national distribution.

Competition

There are multiple competitors across the entire landscape; Suja Juices stands out as a company we expect to compete with at a very high level, as they offer similar organic products. We strive to stand apart from the competition through our great management, focused strategy, great marketing and flawless execution.

Employees

At the present time, the Company has four employees.

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DESCRIPTION OF PROPERTY

Our principal executive office is located at 1111 Alderman Drive, Suite 210 Alpharetta, GA 30005.

LEGAL PROCEEDINGS

We, together with certain other parties (collectively, the “Defendants”), are currently involved in litigation against Kyle Gotshalk, Leonard Gotshalk, Clinton Hall, LLC, Richard Maher and Patrick O’Loughlin (collectively, the “Plaintiffs”). On April 25, 2013, the Plaintiffs filed a complaint with the United States District Court for the District of Nevada alleging claims including securities fraud and breach of contract. The Company believes these claims to be unfounded and the Company is prepared to file an answer with the United States District Court for the District of Nevada, together with counterclaims against the Plaintiffs. The Company is continuing to vigorously defend itself against this lawsuit. On September 9, 2014, the Court granted the Defendants’ motion to set aside any entry of default judgment. On September 9, 2014, the Court granted the Defendants’ motion to set aside any entry of default judgment.

Except as set forth above, we are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. Except as set forth above, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

(a) Market Information

The Company’s Common Stock is quoted on the OTC Markets under the under the symbol “FPFI.” The following table sets forth the quarterly high and low sale prices for our common shares for the last two completed fiscal years and the subsequent interim periods. The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	High	Low
December 31, 2014	$.00099	$.0001
September 30, 2014	$0.0033	0.0022
June 30, 2014	$0.0086	$0.0022
March 31, 2014	$0.0095	$0.0025
December 31, 2013	$0.042	$0.0022
September 30, 2013	0.5	$0.01
June 30, 2013	$0.06	$0.01
March 31, 2013	$0.07	$0.01
December 31, 2012	$0.40	$0.01
September 30, 2012	$0.39	$0.05
June 30, 2012	$1.30	$0.22
March 31, 2012	$4.00	$0.80

Quotations on the OTC Markets reflect bid and ask quotations, may reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

(b) Holders

As of December 12, 2014, there were approximately 275 holders of record of our common stock. This figure does not take into account those shareholders whose certificates are held in the name of broker-dealers or other nominees.

(c) Dividends

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

(d) Securities Authorized for Issuance under Equity Compensation Plan

The Company has adopted the Stakool, Inc. 2012 Incentive Stock Plan filed as Exhibit 4.1 to the Company’s Form S-8 filed with the Securities and Exchange Commission on September 17, 2012 (the “Plan”), pursuant to which up to 1,000,000,000 shares (subject to adjustment in accordance with the Plan) may be issued.

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Transfer Agent

Our transfer agent is Pacific Stock Transfer, 4045 South Spencer Street Suite 403 Las Vegas, NV 89119.

PENNY STOCK RULES

The U.S. Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

●	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

●	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

●	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

●	Contains a toll-free number for inquiries on disciplinary actions;

●	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	The bid and offer quotations for the penny stock;

●	The compensation of the broker-dealer and its salesperson in the transaction;

●	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This S-1 Registration and other reports filed by Fresh Promise Foods, Inc. (“we,” “us,” “our,” or the “Company”) from time to time with the U.S. Securities and Exchange Commission (the “SEC”) contain or may contain forward-looking statements (collectively the “Filings”) and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Plan of Operations

Under the direction of Kevin Quirk, the Company’s Chief Executive Officer, the Company is continuing its efforts to leverage management’s experience and knowledge of the natural and organic food and beverage industry to better deploy the Company’s product lines through our wholly-owned subsidiary and to allow for a more comprehensive understanding of the distribution channels and retail positioning. In addition, the natural food and beverage market continues to grow at a relatively substantial pace and allows for the introduction of many functional food and beverage products.

Our management team is continuing to explore all aspects of the all-natural functional food and beverage industry, in efforts to effectively integrate and develop products tailored to those markets. The management team feels confident that its understanding of the market will allow for the addition of several functional food and beverage products within the next 24-36 months that effectively capitalize on our knowledge and experience, and are capable of developing velocity throughout the all-natural retail market space. The Company has access to a talented packaging and design team that will assist in the future development of well-conceived products and the appropriate consumer packaging that will allow for consumer interest, appeal and rapid adoption.

The Company’s primary goal is to participate in the fast growing and high margin all-natural and organic consumer products market, specifically organic fruit and vegetable juices that are both blended and pressed. We will launch our own line under the brand name Harvest Soul through our wholly owned subsidiary, Harvest Soul Inc. Further to this, we will continue to look for acquisition opportunities among companies that share our values and our vision.

Current developments include the following:

●	The Company moved into its pilot production facility at the end of May 2014. We have completed moving all of our commercial production equipment into this facility and are currently completing the connection of wiring to our control panels which are specially designed for the 100 gallon liquifyer/blender.

●	The Company is establishing operations through its wholly-owned subsidiary, Harvest Soul, Inc. (“Harvest Soul”). Harvest Soul will focus on organic 100% chewable fusion, blended and pressed juices. Harvest Soul anticipates receiving the results for its required product challenge study, performed by a third-party laboratory, by the end of August 2014, and anticipates receiving approval from the U.S. Department of Agriculture approval shortly thereafter. The challenge study is a new requirement for products such as ours, which utilize a new technology, high pressure processing (HPP), as its final process stage or “kill-step” which is required for certification and satisfying Juice Hazard Analysis & Critical Control Points (HACCP) regulations. Because this process is new, many of the regulatory agencies are unfamiliar with it and therefore additional time and cost are incurred in obtaining regulatory approvals. Harvest Soul has been working on obtaining such approvals since June.

●	While launching our own brands is our number one priority, we continue to look for companies that would be viable acquisition candidates.

Results of Operations

Summary of Statements of Operations for the Nine Months Ended September 30, 2014 and 2013

	September 30, 2014	September 30, 2013
Revenue	$-	$64
Gross Margin	$(3,008)	$(2,451)
Operating expenses	$684,691	$342,804
Income (loss) from operations	$(687,699)	$(345,255)
Other income (expenses)	$1,089,780	$102,247
Net income (loss) attributable to common shareholder	$(1,777,479)	$(447,502)
Income (loss) per common on share - basic & diluted	$-	$-

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Revenue

Total revenue for the nine months ended September 30, 2014 was $0 compared to $64 for the same period in 2013. Decrease is due to ceasing operations of Anthus Life.

Gross Margin

Gross margin for the nine months ended September 30, 2014 was ($3,008) representing an decrease from ($2,451) for same period last period ending September 30, 2013.

Operating Expenses

For the nine month period ending September 30, 2014, operating expenses increased from $342,804 in 2013 to $684,691 for same period 2014. This increase is mainly due to accrued salaries of executive officers and consultants. Stock based compensation was reduced dramatically as the company is utilizing more convertible debt instruments versus stock. We also incurred charges related to the opening of our PREP facility which increase rent expenses.

Loss from Operations

Loss from operations for the nine months ended on September 30, 2014 was $687,699 representing an increase from $345,255 for same period in 2013. The loss was primarily due to expenses due to launching Harvest Soul and professional services associated with building the juice pilot production facility and certification cost.

Other Income (Expense)

For the nine month periods ended September 30, 2014, Other Expenses increased from $102,247 in 2013 to $1,089,780 in 2014. In 2014, Other Expenses included a larger then expect loss on change in value of our derivative liabilities of $850,080 as stock volatility and conversions greatly impacted derivative liability values. The increased number of notes converted contribated to interest expense increase from $162,302 in 2013 to $348,520 for the nine months ending September 30, 2014.

Net Loss

Net Loss for the nine months ended September 30, 2014, was $1,777,479. The net loss was primarily attributable to a lack of revenue and the operating expenses and other expenses as described above.

Inflation did not have a material impact on the Company’s operations for the period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Liquidity& Capital Resources

The following table summarizes total current assets, liabilities and working capital at September 30, 2014 and December 31, 2013.

	9/30/2014	12/31/2013
Current assets	$21,545	$33,335
Current liabilities	$2,423,529	$936,567
Working capital deficit	$(2,401,985)	$(903,232)

At September 30, 2014, we had a working capital deficit of $2,401,985 as compared to a working capital deficit of $903,232 at December 31, 2013 an increase in the deficit of $1,498,753. The increase is primarily related to an increase in convertible notes payable issued in order to fund operating activities.

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The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss of $1,777,479 for the nine months ended September 30, 2014. Because of the absence of positive cash flows from operations, the Company requires additional funding for continuing the building of facilities and the development and marketing of products. These factors raise doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

At September 30, 2014 we had minimal assets and a working capital deficit of $2,401,985. Our working capital deficit is due to the results of operations. However we are building long-term assets as a result of building a pilot production facility and are presently able to meet our short term obligations through the sale of convertible notes.

Net cash used in operating activities for the nine months ended September 30, 2014 was ($391,387). Net cash provided by financing activities for the nine months ended September 30, 2014 was $399,435. Net cash provided by financing activities for this period consists primarily of the issuance of a convertible notes. Net cash used in investing activities was ($29,058), which represented funds advanced to Harvest Soul, our new subsidiary company.

We anticipate that our future liquidity requirements will arise from the need to fund operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated raising additional funds from the private equity sources and debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. In addition, our Plan of Operation for the next twelve months is to raise capital to continue to expand our operations. We are presently engaged in capital raising activities through several private offering of our company’s securities. See “Note 6 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

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Results of Operations

Summary of statements of operations for the years ended December 31, 2013 and 2012.

Revenues

Total revenues for the years ended December 31, 2013 and 2012 were $64 and $17,435, respectively. The decline in revenue was the result of the termination of our marketing and sales programs which we could not pursue due to a lack of working capital. Cost of goods sold was $2,515 and $36,491 for the years ended December 31, 2013 and 2012, respectively. Gross Margin was ($2,451) and ($19,056) for the years ended December 31, 2013 and 2012, respectively.

Expenses

Operating expenses: Total net operating expenses for the years ended December 31, 2013 and 2012 were $476,524 and $3,934,440. Operating expenses consisted of professional fees of $299,818, and decrease from the prior year of $154,383. This decrease was due primarily to a reduction in fees to the consulting company owned by the previous Company President & CEO. Our payroll expense increased from $0 in 2012 to $95,125 in 2013. This was the result of adding experienced staff members to execute our business plan. In 2012 the Company had no employees which resulted in no payroll expense recorded. Products were manufactured, sold, and distributed by third parties. The Stock-based compensation declined from $3,062,015 in 2012 to $29,570 in 2013. Previous management had used stock to compensate certain service providers and consultants due to the shortage of liquidity. Expense for investor and public relations increased to $20,070 in 2013 from $1,970 in 2012 as the new management team increased efforts to communicate our goals and programs to current and potential investors. Advertising for product sales declined by $8,924, from $9,262 in 2012 to $338 in 2013 as we terminated production of previous food products and the associated sales programs. Our travel expense increased to $11,965 in 2013 from $8,382 in 2012 due to additional travel in conjunction with our program to acquire other food industry companies. Expenses for licenses and permits totaled $5,609 in 2013 due to reverse stock split and name change. No expenditures were made in 2012 in this expense category. Our cost for communication decreased from $4,645 in 2012 to $3,000 in 2013. Other general and administrative expenses increased by $1,746.

Other income and expenses: Other income and expenses decreased from $1,431,487 in 2012, to $160,109 in 2013. Our 2013 expense in this category included a loss on the issuance of stock to a former financing source of $109,600. The Company had expensed $262,500 in 2012. In 2013 the amortization of debt discount was $255,625 an increase of $225,612 from 2012. The Company issues convertible notes to finance operations. Some notes have embedded derivative features. The value of these instruments fluctuate as the trading price of our common stock changes. During 2013 we experienced a non-cash gain of $679,347 from the decline in the value of these derivative features. We also incurred a non-cash expense of $395,296 in conjunction with the issuance of these notes. Our interest expenses increased by $78,542, from $8,344 in 2012 to $86,886 in 2013. This increase was the result of the issuance of interest bearing convertible promissory notes needed to finance the Company. A former note holder forgave an indebtedness of $6,000 and accrued interest of $2,000 which we recognized as income. In 2012, other income and expense had included an expense of $707,450 recorded as Loyalty expense representing the value of stock to long term shareholders and an expense of $320,688 for losses incurred on debt settlements. No charges were recorded for these categories in 2013.

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Liquidity & Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss of $639,084 for the year ended December 31, 2013 and $5,384,983 for the year ended December 31, 2012. Because of the absence of positive cash flows from operations, the Company requires additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently unable to meet our obligations as they come due. At December 31, 2013 we had minimal assets and a working capital deficit of $903,232. Our working capital deficit is due to the results of operations.

Net cash used in operating activities for the year ended December 31, 2013 and 2012 was $190,753 and $179,022, respectively. Net cash used in operating activities primarily includes our net loss, accrued salaries, the amortization of debt discounts and debt premium expense, derivative expense, losses on stock issued under our previous financing agreement, convertible notes issued for services, accrued interest, a consulting agreement with former officer, and stock-based compensation. Cash generated through operations included a change in the value of derivative liabilities.

Net cash provided by financing activities for the year ended December 31, 2013 and 2012 was $223,750 and $163,800, respectively. Net cash provided by financing activities for the years ended December 31, 2013 and 2012, respectively included the issuance of convertible notes ($229,000 and $150,800) and the sale of preferred stock ($5,000 and $15,560). In 2013 we also retired a convertible note for a cash payment of $10,250.

We anticipate that our cash requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding in the near term for such requirements are expected to be cash generated from raising additional funds by the issuance of convertible notes. However, we can provide no assurances that we will be able to generate sufficient cash flow or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. In addition, our Plan of Operation for the next twelve months is to raise capital to continue to expand our operations. We are presently engaged in capital raising activities through one or more private offering of our company’s securities. See “Note 10– Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CRITICAL ACCOUNTING POLICIES

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this report.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Results of Operations for the years ended December 31, 2013 and 2012

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

 AND FINANCIAL DISCLOSURE

On July 17, 2013, the Company dismissed Silberstein Ungar, PLLC as its independent registered public accounting firm and engaged D’Arelli Pruzansky, P.A. as our independent registered public accounting firm. Silberstein Ungar PLLC audited our financial statements for the periods ended December 31, 2011 and December 31, 2012 and review the financials prepared by the previous public accounting firm for the period ended December 31, 2010. The dismissal of Silberstein Ungar, PLLC was approved by our Board of Directors on July 17, 2013. Silberstein Ungar PLLC did not resign or decline to stand for re-election.

Neither the report of Silberstein Ungar, PLLC dated April 14, 2013 on our balance sheets as of December 31, 2012 and 2011 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2012 and 2011 nor the report of Silberstein Ungar, PLLC dated April 17, 2012 on our balance sheets as of December 31, 2011 and 2010 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2011 and 2010 contained an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that both such reports raised substantial doubts on our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Silberstein Ungar, PLLC we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Silberstein Ungar, PLLC would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During our two most recent fiscal years and the subsequent interim period prior to retaining D’Arelli Pruzansky, P.A. (1) neither we nor anyone on our behalf consulted D’Arelli Pruzansky, P.A. regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) D’Arelli Pruzansky, P.A. did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws provide that our board of directors shall consist of at least one member and will be determined by resolution of our board of directors. The number of members of our board of directors is currently two.

The following table lists our directors and provides their respective ages and titles as of February 10, 2015.

Name	Age	Position
Kevin P. Quirk(1)	46	Chairman of the Board of Directors, CEO
Scott C. Martin(2)	44	Director, Secretary

(1) Effective June 2, 2014, Joseph C. Canouse resigned as Chairman of the Board of Directors and as CFO of the Company. On June 4, 2014, the Board approved by unanimous written consent the appointment of Mr. Kevin P. Quirk as Chairman of the Board.

(2) On June 4, 2014, the Board approved by unanimous written consent the appointment of Scott Martin as a member of the Board and Secretary of the Company.

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Executive Summaries

Kevin P. Quirk, age 46, President, Chief Executive Officer, Director Mr. Quirk, age 46, an accomplished executive with more than two decades of consumer products operating experience spanning general management and senior marketing roles in Fortune 500 corporations and start-up ventures, is now responsible for determining the Company’s strategic direction and managing performance against overall business objectives in keeping with the Company’s mission. Most recently, Mr. Quirk was raising capital for innovative start-up companies in the consumer products space. Prior to that, Mr. Quirk founded White Hat Brands, LLC, a functional beverage manufacturer focused on children’s health and wellness issues, which he later sold after raising multiple rounds of financing and stewarding the business to a successful exit. Prior to that Mr. Quirk held a variety of senior-level marketing positions for the Coca-Cola Company, where he initially hired into the Coca-Cola Accelerated Program, the company’s coveted management training program, and later served as Director of Marketing for Minute Maid brands. In addition, Mr. Quirk spent nearly a decade at Anheuser-Busch, where he worked in brand management, field sales and marketing, wholesaler development, and strategic planning, most notably as Market Development Manager of the Wisconsin territory and as founder of such company’s business development group, providing internal management consulting to a network of over 800 distributors. Mr. Quirk holds a BS in Marketing and a BA in Communications from Saint Louis University, and a letter of MBA equivalence from Harvard Business School.

Scott C. Martin, age 50, Director and Secretary, Mr. Martin, age 44, brings almost twenty years of experience in finance, consulting and public company restructuring to the Company. Previously, beginning in 1996, with J.P. Carey, Inc. and affiliated companies, Mr. Martin was involved in financing various public and private companies. Beginning in 2011, he was Executive Vice President with American Premium Water Corporation, which transitioned from financial services to selling spring water. From 2013 through present, Mr. Martin has been an Executive Vice President for the Company.

Mr. Martin has an undergraduate degree from Stetson University, where he graduated in 1992.

Board Committees

The Board does not currently have any committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

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EXECUTIVE COMPENSATION

The following table sets forth compensation for each of the past three fiscal years with respect to each person who served as Chief Executive Officer of the Company and each of the four most highly-compensated executive officers of the Company who earned a total annual salary and bonuses that exceeded $100,000 in any of the two preceding fiscal years.

SUMMARY COMPENSATION TABLE
(a) Name and Principal Position	(b) Year	(c) Salary	(d) Bonus	(e) Stock Awards	(f) Option Awards	(g) Non-Equity Incentive Plan Compensation	(h) Nonqualified Deferred Earnings Compensation	(i) All Other Compensation	(j) Total

Peter Hellwig,	2013	$19,400	$-		$-	$-	$-	$-	$19,400
President (1)	2012	$50,000	$-	$2,600,000	$-	$-	$-	$-	$2,650,000
	2011	$65,600	$-	0	$-	$-	$-	$-	$65,600

Joseph C. Canouse (2) (3) (4)	2013	$-	$-	$-	$-	$-	$-	$-	$-
CFO, Chairman, Director	2012	$-	$-	$-	$-	$-	$-	$-	$-
	2011	$-	$-	$-	$-	$-	$-	$-	$-

Kevin Quirk (2) (4)	2013	$-	$-	$-	$-	$-	$-	$-	$-
Chairman & CEO	2012	$-	$-	$-	$-	$-	$-	$-	$-
	2011	$-	$-	$-	$-	$-	$-	$-	$-

(1) Effective March 15, 2013 Mr. Hellwig resigned as President and Chief Executive Officer and Mr. Joseph C. Canouse was appointed to those positions.

(2) Effective April 20, 2013 Mr. Canouse resigned as President and Chief Executive Officer and Mr. Quirk was appointed to those positions and named a Director.

(3) Effective April 20, 2013 Mr. Canouse was appointed as Chief Financial Officer and Chairman of the Board of Directors.

(4) Effective June 2, 2014, Mr. Canouse resigned from his positions of Chief Financial Officer and Chairman of the Board of Directors. Effective June 4, 2014, Mr. Quirk was appointed Chairman of the Board of Directors.

Compensation of Directors

Any Director who also becomes our employee will receive no extra compensation for their service on our Board of Directors. Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

Employment Agreements

The Company entered into an Employment Agreement with Kevin Quirk on April 20, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of December 31, 2013, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

(1)	Effective March 15, 2013, Joseph C. Canouse was appointed President, Chief Executive Officer and Director. As a result of this appointment and change in control, the 1,100,000,000 shares originally held by Peter Hellwig (former President and Chief Executive Officer) were transferred to Joseph C. Canouse. This stock was subsequently cancelled on May 31, 2013 and is no longer held by Mr. Canouse.

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Item 13. Certain Relationships and Related Transactions and Director Independence

We have not entered into any transactions nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of their immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Item 14. Principal Accountant Fees and Services

The following table presents the aggregate fees billed by for services provided during our 2013 and 2012 fiscal years.

	2013	2012
Audit fees	$22,500	$13,800
Tax fees		$1,200
Totals	$22,500	$15,000

Audit Fees. The fees identified under this caption were for professional services rendered by Silberstein Ungar, PLLC ($2,500) and D’Arelli Pruzansky, PA ($20,000) for fiscal years 2013 and 2012 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.

Audit-Related Fees. The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption “Audit Fees.” Audit-related fees consisted primarily of fees paid for Securities and Exchange Commission reporting matters and consents related to our uniform franchise offering circulars.

Tax Fees. Tax fees consist principally of assistance related to tax compliance and reporting.

Approval Policy. Our audit committee approves in advance all services provided by our independent registered public accounting firm. All engagements of our independent registered public accounting firm in fiscal years 2013 and 2012 were pre-approved by Board of Directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We have not entered into any transactions nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of their immediate family of any of the foregoing had or is to have a direct or indirect material interest.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by Nevada law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

No counsel is named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock.

EXPERTS

The consolidated financial statements of Fresh Promise Foods, Inc. as of December 31, 2012 and 2013, appearing in the prospectus and registration statement have been audited by D’Arelli Pruzansky, P.A. an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report on the authority of such firm as experts in accounting and auditing.

Principal Accountant Fees and Services.

The following table presents aggregate fees for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements for the years ended December 31, 2012 and 2013.

	Year Ended December 31,
	2012	2013
Audit fees	$13,800	$22,500
Audit- related fees	1,200	-
Tax fees	-	-
All other fees	-	-

Total fees	$15,000	$22,500

Policy on Board Pre-Approval of Services of Independent Registered Public Accounting Firm

Our Board has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Board has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the following year’s audit, management will submit to the Board for approval a description of services expected to be rendered during that year for each of following categories of services:

Audit services include audit work performed in the preparation and audit of the annual financial statements, review of quarterly financial statements, reading of annual, quarterly and current reports, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements.

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

Tax services consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

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Other services are those associated with services not captured in the other categories. We generally do not request such services from our independent auditor.

Prior to the engagement, the Board pre-approves these services by category of service. The fees are budgeted, and the Board requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Board requires specific pre-approval before engaging the independent registered public accounting firm.

The Board may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit Board at its next scheduled meeting.

None of the services described above for 2012 or 2013 provided by D’Arelli Pruzansky, P.A. were approved by the Board pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

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ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

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2,300,000 Shares of

Common Stock

PROSPECTUS

Dealer Prospectus Delivery Obligation

Until ________, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

, 2015

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Accounting fees and expenses	$1,500	*
Legal fees*	$25,000	*
Miscellaneous and SEC filing fee	$1,000	*
Total	$27,500	*
* Estimated

Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the U.S. Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Recent Sales of Unregistered Securities

There have not been any sales of unregistered securities since September 30, 2014.

During the period ended September 30, 2014, the Company issued 10,058,140 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $1,278. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 5,556,500 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $25,000 plus accrued interest of $210. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 6,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $884. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 9,071,459 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $896. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 16,377,049 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $604. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 5,858,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $25,000 plus accrued interest of $63. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 6,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $4,488 plus accrued interest of $25. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 6,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,291 plus accrued interest of $1,446.86. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 7,792,453 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $113. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 5,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,143. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 21,486,456 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $2,276. This was exempt from registration under

During the period ended September 30, 2014, the Company issued 11,297,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $39,709 plus accrued interest of $2,480. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 9,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,570. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 21,486,486 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $2,024. This was exempt from registration under rule 144.

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During the period ended September 30, 2014, the Company issued 12,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,717. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 21,461,538 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $1,756. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 12,150,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $39,709 plus accrued interest of $1,622. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 15,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,791. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 21,470,588 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $1,602. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 17,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,978. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 16,979,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $39,709 plus accrued interest of $1,358. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 19,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,972. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 5,400,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $562. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 10,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $1,824. This was exempt from registration under rule 144.

During the period ended June 30, 2014, the Company issued 3,699,000 shares of common stock in conjunction with the conversion of promissory note with a face value of $25,000 plus accrued interest of $197.27. This was exempt from registration under rule 144.

During the period ended June 30, 2014, the Company issued 4,280,000 shares of common stock in conjunction with the conversion of promissory note with a face value of $25,000 plus accrued interest of $323.06. This was exempt from registration under rule 144.

During the period ended June 30, 2014, the Company issued 10,000,000 shares of common stock in conjunction with the settlement agreement with Ironridge Global, previous discussed. The stock was recorded at $34,900 but had a fair market value of 70,000. The Company recorded a loss on this issuance of $35,000. This was exempt from registration under rule 144.

During the period ended June 30, 2014, the Company issued 3,000,000 shares of common stock in conjunction with the conversion of promissory note with a face value of $86,500 plus accrued interest of $367.56. This was exempt from registration under rule 144.

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During the period ended June 30, 2014, the Company issued 5,288,000 shares of common stock in conjunction with the conversion of promissory note with a face value of $25,000 plus accrued interest of $399.23. This was exempt from registration under rule 144.

During the period ended June 30, 2014, the Company issued 8,000,000 shares of common stock in conjunction with the conversion of promissory note with a face value of $53,000 plus accrued interest of $2,265.21. This was exempt from registration under rule 144.

During the period ended March 31, 2014, the Company issued 7,260,813 shares of common stock in conjunction with the conversion of promissory note with a face value of $15,000 plus accrued interest of $663. This was exempt from registration under rule 144.

During the period ended March 31, 2014, the Company issued 8,060,000 shares of common stock in conjunction with the conversion of promissory note with a face value of $15,500 plus accrued interest of $686. This was exempt from registration under rule 144.

During the period ended March 31, 2014, the Company issued 3,666,667 shares of common stock in conjunction with the conversion of promissory note with a face value of $11,000. This was exempt from registration under rule 144.

During the period ended March 31, 2014, the Company issued 2,543,235 shares of common stock in conjunction with the conversion of promissory note with a face value of $5,000. This was exempt from registration under rule 144.

During the period ended March 31, 2014, the Company issued 500,000 shares of common stock for services provided. The Company recorded an expense of $2,950 for this transaction. This was exempt from the registration under rule 144.

During the period ended March 31, 2014, the Company issued 8,000,000 shares of common stock in conjunction with the settlement agreement with Ironridge Global, previous discussed. The stock was recorded at $56,000 but had a fair market value of 80,000. The Company recorded a loss on this issuance of $24,000. This was exempt from registration under rule 144.

During the period ended December 31, 2013, the Company issued 262,245,951 shares of unregistered common stock to for conversion of notes payable. This was exempt from registration under rule 144.

During the period ended September 30, 2013, the Company issued 2,000 shares of Series C Preferred stock to a private investor. This was exempt from registration under rule 144.

During the period ended September 30, 2013, the Company issued 2,256,982 shares of common stock for services provided. This was exempt from the registration under rule 144.

During the period ended September 30, 2013, the Company issued 19,489,211 shares of common stock for conversion of notes payable. This was exempt from registration under rule 144.

During the period ended June 30, 2013, the Company issued 2,000 shares of Series C Preferred stock to a private investor. This was exempt from registration under rule 144.

During the period ended June 30, 2013, the Company issued 225,698,106 shares of common stock for services provided. This was exempt from the registration under rule 144.

During the period ended June 30, 2013, the Company issued 723,888,889 shares of common stock for conversion of notes payable. This was exempt from registration under rule 144.

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During the period ended March 31, 2013, the Company issued 2,000 shares of Series C Preferred stock to a private investor. This was exempt from registration under rule 144.

During the period ended March 31, 2013, the Company issued 225,698,106 shares of common stock for services provided. This was exempt from the registration under rule 144.

During the period ended March 31, 2013, the Company issued 136,666,666 shares of common stock for conversion of notes payable. This was exempt from registration under rule 144.

During the period ended December 31, 2012, the Company issued 769,037,727 shares of unregistered common stock to for conversion of notes payable. This was exempt from registration under rule 144.

During the period ended September 30, 2012, the Company issued 1,950,000 shares of restricted common stock to initial private placement investors in Anthus Life per terms of their subscription agreements.

During the period ended September 30, 2012, the Company issued 3,650,000 shares of common stock and 14,400 shares of Convertible Preferred C stock to consultants for services

During the period ended September 30, 2012. The Company issued 2,650,000 shares of common stock to the former management for services.

During the period ended September 30, 2012 the Company issued 25,000 shares of convertible preferred C stock and 1 share of convertible preferred B stock to an officer and director that has been classified as stock based compensation during the period ended September 30, 2012.

During the period ending September 30, 2012 the Company converted two notes payable from non-related parties along with the accrued interest for a total of $20,299 into 10,100,000 shares of its common stock.

During the period ending September 30, 2012 the Company converted a note payable from a non-related party into 8,172,000 shares of its common stock.

During the period ending September 30, 2012 the Company issued 236,000,000 shares of unrestricted common stock in connection with its 3(a) transaction with Ironridge Global IV, Inc.

During the period ending June 30, 2012, there were no unregistered sales of equity securities.

For the three months ended March 31, 2012, 18,172,000 shares were issued for note payable conversions.

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EXHIBITS

3.1	Articles of Incorporation, as amended, incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 18, 2000.

3.2	Bylaws, incorporated by reference to the Company’ Registration Statement on Form 10/A filed with the Securities and Exchange Commission on December 17, 1998

3.3	Certificate of Designation, incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 31, 2012.

3.4	Certificate of Correction, incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 31, 2012.

3.5	Certificate of Correction, incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 31, 2012.

3.6	Certificate of Amendment to Articles of Incorporation, incorporated by reference to the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 19, 2013.

3.7	Certificate of Amendment to Articles of Incorporation, incorporated by reference to the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 19, 2013.

3.8	Certificate of Amendment to Articles of Incorporation, incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2014.

3.9	Certificate of Amendment to Articles of Incorporation, incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 22, 2014.

3.10	Certificate of Amendment to Articles of incorporation, incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 26, 2015.

4.1	Amendment to Amended Payment Schedule, incorporated by reference to the Company’s Form 8-K/A filed with the Securities and Exchange Commission on May 15, 2012.

5.1	Opinion of counsel *

10.1	Investment Agreement by and between the Company and Carey, dated as of September 24, 2014, incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 30, 2014.

10.2

Registration Rights Agreement by and between the Company and Carey, dated as of September 24, 2014, incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 30, 2014.

23.1	Consent of D’Arelli Pruzansky P.A.**

23.2	Consent of Silberstein Ungar, PLLC **

23.3	Consent of Legal Counsel (to be included in Exhibit 5.1)
* To be filed ** Filed herewith

46

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

47

FRESH PROMISE FOODS, INC.

FINANCIAL STATEMENTS

FROM YEAR ENDED DECEMBER 31, 2012 TO YEAR ENDED DECEMBER 31, 2013

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-3	BALANCE SHEET AS OF DECEMBER 31, 2013

PAGE	F-4	STATEMENT OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2013 AND DECEMBER 31, 2012

PAGE	F-5	STATEMENTS OF SHAREHOLDERS’ DEFICIT AS OF DECEMBER 31, 2013

PAGE	F-6	STATEMENT OF CASH FLOWS FOR THE PERIOD ENDED DECEMBER 31, 2013 AND DECEMBER 31, 2012

PAGE	F-7	NOTES TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

PAGE	F-23	BALANCE SHEETS AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

PAGE	F-24	STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND SEPTEMBER 30, 2013

PAGE	F-25	STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND SEPTEMBER 30, 2013

PAGE	F-26	NOTES TO FINANCIAL STATEMENTS

48

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors

Fresh Promise Foods, Inc.

(formerly known as Stakool, Inc.)

Alpharetta, Georgia

We have audited the accompanying consolidated balance sheet of Stakool, Inc. (now known as Fresh Promise Food, Inc.), as of December 31, 2012, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stakool, Inc. (now known as Fresh Promise Food, Inc.) as of December 31, 2012 and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Stakool, Inc. (now known as Fresh Promise Food, Inc.) will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative working capital, has received limited revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC
Bingham Farms, Michigan
April 14, 2013

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Fresh Promise Foods, Inc.

We have audited the accompanying consolidated balance sheet of Fresh Promise Foods, Inc. as of December 31, 2013 and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fresh Promise Foods, Inc. as of December 31, 2013 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has incurred a net loss of $639,084 for the year ended December 31, 2013 and the Company had an accumulated deficit of $7,608,511 and a working capital deficit of $903,232 at December 31, 2013. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The consolidated financial statements of Fresh Promise Foods, Inc. as of December 31, 2012 were audited by other auditors whose report dated April 14, 2013, on these consolidated financial statements included an emphasis-of-matter paragraph that described the going concern uncertainty discussed in Note 2 to the December 31, 2012 consolidated financial statements.

/s/ D’Arelli Pruzansky, P.A.
Certified Public Accountants

Boca Raton, Florida
April 15, 2014

F-2

FRESH PROMISE FOODS INC.

CONSOLIDATED BALANCE SHEET

	December 31, 2013	December 31, 2012
Assets
Current Assets
Cash	33,335	$338
Current Assets	33,335	338

Property, net	-	828
Deposit	-	1,700
Total Assets	$33,335	$2,866

Liabilities and Stockholders’ Deficit
Liabilities
Current Liabilities
Accounts payable	$236,797	$259,395
Other liabilities	9,600	144
Accrued interest	23,358	2,451
Convertible notes payable	228,615	108,013
Accrued salaries due officers	64,000
Convertible note derivative liability	156,549	-
Amount due former officers under consulting agreements	47,000	-
Stock payable for acquisition	170,648	295,318
Total Current Liabilities	936,567	665,321

Common stock - par value $0.00001 475,000,000 shares authorized, 62,676,958 and 33,752,315 shares outstanding, respectively.	627	330
Preferred stock Series C - par value $0.00001 100,000,000 shares authorized. 308,180 and 341,180 shares outstanding, respectively.	3	3
Preferred stock Series B - no par value 10 shares authorized, 2 and 1 shares outstanding, respectively.
Treasury stock	-	208
Deferred compensation		(22,500)
Additional Paid In Capital	6,704,649	6,328,926
Accumulated deficit	(7,608,511)	(6,969,422)
Total Stockholders’ Deficit	(903,232)	(662,455)
Total Liabilities and Stockholders’ Deficit	$33,335	$2,866

(1)	2012 Weighted Average Shares Outstanding have been adjusted for 1 for 100 reverse stock split

See accompanying notes to consolidated financial statements

F-3

FRESH PROMISE FOODS INC.

CONSOLIDATED STATEMENT OF OPERATIONS

YEARS ENDED DECEMBER 31

	2013	2012
Revenues	$64	$17,435
Cost of Goods Sold	(2,515)	(36,491)
Gross Margin	(2,451)	(19,056)

Operating Expenses
Professional fees	299,818	454,201
License and permits	5,609	-
Rent	-	16,445
Impaired asset expense	628	-
Investor and public relations	20,070	-
Communication	3,000	-
Bank services	796	-
Travel and entertainment	11,965	-
General and administrative expense	9,405	401,779
Payroll and related expense	95,125	-
Depreciation	200	-
Stock based compensation	29,570	3,062,015
Advertising and promotion	338	-
Total Operating Expenses	476,524	3,934,440

Loss from operations	(478,975)	(3,953,496)

Other expenses

Debt forgiveness (income)	(8,000)	(3,750)
(Gain) on Change in value of derivative liability	(679,347)
Derivative liability expense	395,296
Amortization of debt discount	255,625	30,013
Loss on debt settlement	-	320,688
Loss on note settlement	49	106,242
Loss on stock Issuance	109,600	262,500
Loyalty expense	-	707,450
Interest expense	86,886	8,344
Total other expenses	160,109	1,431,487

Loss before provision for income tax	(639,084)	(5,384,983)

Provision for income tax	-	-

Net Loss	$(639,084)	$(5,384,983)

Net Loss per share: Basic and Diluted	$(0.02)	$(0.62)

Weighted Average Number of Shares Outstanding: Basic (1)	37,481,275	8,643,346

(1)	2012 Weighted Average Shares Outstanding have been adjusted for 1 for 100 reverse stock split

See accompanying notes to consolidated financial statements

F-4

FRESH PROMISE FOODS INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT

AS OF DECEMBER 31, 2013

	Common Stock		Preferblack Stock A		Preferblack Stock B		Preferblack Stock C		Treasury Stock		Additional
	Number		Number		Number		Number		Number		Paid in	Deferblack	Accumulated	Stockholders’
	of Shares	Amount	of Shares	Amount	of Shares	Amount	of Shares	Amount	of Shares	Amount	Capital	Compensation	Deficit	Deficit
Balance at December 31, 2011	433,118	$43,312	10,000,000	$10,000	-	$-	-	$-	-	$56,638	$1,556,450	$-	$(1,584,439)	81,961
Common stock issued for service	3,813,000	8,070	-	-	-	-	-	-	-	-	606,445	-	-	614,515
Correction of shares outstanding	34,500	1,965	-	-	-	-	-	-	-	-	(1,965)	-	-	-
Stock issued for debt conversion	174,220	17,422	-	-	-	-	-	-	-	-	29,688	-	-	47,110
Stock issued for note payable sweetener	1,000	100	-	-	-	-	-	-	-	-	1,900	-	-	2,000
Cancellation of previously issued stock	-	-	-	-	-	-	-	-	-	(35,879)	35,879	-	-	-
Stock issued against stock payable	5,357,150	14,975	-	-	-	-	-	-	-		80,643	-	-	95,618
Adjustment for change in par value	-	(76,775)	-	(9,900)	-	-	-	-	-	(20,551)	107,226	-	-	-
Preferblack stock C issued for service	-	-	-	-	-	-	53,000	-	-	-	132,500	(22,500)	-	110,000
Common stock issued to director for control	20,000,000	20,000	-	-	-	-	-	-	-	-	2,580,000	-	-	2,600,000
Preferblack stock C issued for cash @ $2.50 per share	-	-	-	-	-	-	5,200	-	-	-	13,000	-	-	13,000
Preferblack stock B issued to officer and director for control service	-	-	-	-	1	-	-	-	-	-	-	-	-	-
Common stock issued for debt conversion	3,939,327	3,939	-	-		-	-	-	-	-	42,393	-	-	46,332
Loss on issuance of stock against stock payable	-	-	-	-	-	-	-	-	-	-	262,500	-	-	262,500
Loss on issuance of stock for convertible notes	-	-	-	-	-	-	-	-	-	-	106,242	-	-	106,242
Retiblack Preferblack Series A	-	-	(10,000,000)	(100)	-	-	-	-	-	-	100	-	-	-
Intrinsic value of beneficial conversion feature of convertible notes	-	-	-	-	-	-	-	-	-	-	35,800	-	-	35,800
Preferblack Series C stock issued to prior stockholder as a loyalty gift	-	-	-	-	-	-	282,980	3	-	-	707,447	-	-	707,450
Net loss for the year ended December 31, 2012	-	-	-	-	-	-	-	-	-	-	-	-	(5,384,983)	(5,384,983)
Balance at December 31, 2012	33,752,315	$33,008	-	$-	1	$-	341,180	$3	-	$208	$6,296,248	$(22,500)	$(6,969,422)	$(662,455)

Stock issued for services	2,256,982	2,257	-	-	-	-	-	-	-	-	27,313	-	-	29,570
Adjust of prior period	190,879	934	-	-	1	-	-	-	-	139	(454)	-	(5)	614
Adjust for reverse stock split	-	(36,066)	-	-	-	-	-	-	-	-	36,066	-	-	-
Discount on convertible note	-	-	-	-	-	-	-	-	-	-	13,000	-	-	13,000
Cancellation of service contracts	-	-	-	-	-	-	(35,000)	-	-	-	(22,500)	22,500	-	-
Cancellation of stock issued to management	(20,000,000)	(20,000)	-	-	-	-	-	-	-	-	20,000	-	-	-
Fractional shares issued in reverse stock split	653	1	-	-	-	-	-	-	-	-	-	-	-	1
Preferblack Stock sold for cash	-	-	-	-	-	-	2,000	-	-	-	5,000	-	-	5,000
Stock issued for debt conversion	28,676,129	12,989	-	-	-	-	-	-	-	-	103,210	-	-	116,199
Stock issued under financing agreement	17,800,000	7,504	-	-	-	-	-	-	-	-	226,766	-	-	234,270
Write off lost treasury stock	-	-	-	-	-	-	-	-	-	(347)	-	-	-	(347)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(639,084)	(639,084)
Balance at December 31, 2013	62,676,958	$627	-	$-	2	$-	308,180	$3	-	$-	$6,704,649	$-	$(7,608,511)	$(903,232)

See accompanying notes to consolidated financial statements.

F-5

FRESH PROMISE FOODS INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

YEARS ENDED DECEMBER 31

	2013	2012
OPERATING ACTIVITIES
Net loss from operations	$(639,084)	$(5,384,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	255,625	30,013
Change in value of derivative liability	(679,347)	-
Derivative liability expense	395,296	-
Forgiveness of debt	(10,508)	(3,750)
Issuance of preferred stock for loyalty	-	707,450
Loss on debt settlement	-	320,688
Loss on stock issuance	109,600	262,500
Notes issued for services	169,500	-
Premium expense	48,912	-
Stock-based compensation	29,570	3,062,015
Impairment of asset expense	627	-
Depreciation expense	200	483
Loss on note conversion	48	106,242
Non-cash interest expense, net	41	-
Changes in assets and liabilities
Decrease in rental deposit	1,700	-
Accrued salaries	64,000
Amounts due current and former officer	56,600
Accounts and other receivables	-	3,211
Customer deposits	-	144
Stock payable	-	47,831
Prepaid expense	-	334,263
(Increase) in inventory	-	21,925
Increase (decrease) in accounts payable	(22,598)	309,601
Increase in accrued interest	29,065	3,345
Net cash used in operating activities	(190,753)	(179,022)

FINANCING ACTIVITIES

Repayment of convertible notes	(10,250)	-
Proceeds from convertible note payable	229,000	150,800
Proceeds from stock sale	5,000	13,000
Cash flow from financing	223,750	163,800

Net change in cash	32,997	(15,222)
Beginning cash	338	15,560
Ending Cash	33,335	338

Supplemental Disclosure of Interest and Income Taxes Paid
Interest paid during the period	-	-
Income taxes paid during the period	-	-

Non-Cash Investing and Financing Activities:
Conversion of note to common stock	$116,199	$53,000
Stock issued to settle note payable	-	31,250
Stock issued for debt settlement	-	284,917
Issuance of stock for deferred compensation	-	22,500
Initial valuation of debt discount	-	35,800
Issuance of promissory note for accrued expenses	$169,500	$11,193
Issuance of shares under stock payable agreement (Note 4)	$124,600	$37,430

See accompanying notes to consolidated financial statements.

F-6

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1 – NATURE OF BUSINESS

Stakool, Inc. was incorporated in the State of Delaware under the name, PLR, Inc. in 1993, and went through a series of name changes and reorganizations. In November 1997 the Company moved its domicile to the State of Nevada. Through 2008 several additional name changes were made. On August 21, 2008, the Company changed its name to Hybid Hospitality, Inc.

On June 16, 2011, Stakool entered into a Letter of Intent of Sale and Purchase with Anthus Life Corp., a privately held Nevada corporation (“Anthus Life”).

On July 20, 2011, Stakool and Anthus Life executed an Agreement of Sale and Purchase whereby Anthus Life received 77,588,470 shares of 79,388,470 issued and outstanding shares of Stakool common stock, as well as 10,000,000 Preferred Shares of Stakool in exchange for scheduled payments, totaling $350,000 and 1,300,000 shares of Stakool common stock the “Agreement of Sale and Purchase”). The parties amended the Agreement of Purchase and Sale as of January 19, 2012, providing, among other things, for the issuance of an additional 2,650,000 shares of Stakool common stock to certain parties. All stock has been issued under the Agreement of Sale and Purchase and, as of December 31, 2012, $355,000 has been paid.

Anthus Life Corp. was incorporated in Nevada on June 4, 2009. Anthus was a developer and manufacturer of natural and organic food products packaged for consumer consumption. The Company had one product line in the natural food category. In 2013 the Company terminated its production of products due to a lack of working capital. However as additional funds have been secured by the new management team, production will resume in the near future.

On March 15, 2013 all officers and directors resigned from the Company and Mr. Joseph C. Canouse was appointed President, Chief Executive Officer, and Director. On April 20, 2013 Mr. Kevin P. Quirk joined the Company and was appointed President, Chief Executive Officer. Mr. Canouse, who continued as a Director, assumed the title of Chief Financial Officer.

Effective August 5, 2013 the Company completed a 1 for 100 reverse stock split, which reduced the number of issued and outstanding common shares from 2,903,888,889 to approximately 29,039,066. Fractional shares produced as a result of this reverse stock split were rounded up to the next whole share. The consolidated financial statements have been retroactively adjusted to reflect this reverse stock split.

On September 26, 2013 the name of the Company was changed to Fresh Promise Foods, Inc. and the Company also reduced the number of authorized shares of common stock from four billion (4,000,000,000) to four hundred seventy five million (475,000,000).

The company is headquartered in Alpharetta, Georgia and currently in the process of developing new health frood products and seeking acquisition opportunities.

NOTE 2 – GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred a net loss of $639,084 for the year ended December 31, 2013 and the Company had an accumulated deficit of $7,608,511 and a working capital deficit of $903,232 of December 31, 2013. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP accounting”). The Company has adopted a December 31 fiscal year end.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the financial statements of the Fresh Promise Foods Inc., Inc. and its wholly-owned subsidiary Anthus Life Corp. All significant inter-company balances and transactions within the Company and subsidiary have been eliminated upon consolidation.

CASH AND CASH EQUIVALENTS

Fresh Promise Foods Inc. considers all highly liquid investments with maturities of three months or less to be cash equivalents. At December 31, 2013 and 2012, the Company had $33,335 and $338 cash, respectively.

F-7

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net loss to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments are carried at the approximate fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE MEASUREMENTS

The Company has adopted the guidance under ASC Topic 820 for financial instruments measured on a fair value on a recurring basis. ASC Topic 820 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. Further authoritative accounting guidance (ASU No. 2009-05) under ASC Topic 820, provides clarification that in circumstances in which a quoted price in an active market for the identical liabilities is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update.

The standard describes a fair value hierarchy based on three levels of input, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 – Quoted prices in active markets for identical assets and liabilities.

Level 2 – Input other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the over all fair value of the financial instruments. In addition, the fair value of free standing derivative instruments such as warrant and option derivatives are valued using the Black-Scholes model.

F-8

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

FAIR VALUE MEASUREMENT (CONTINUED)

The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as their fair value as their fair value were determined by using the Black-Scholes option-pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The following table sets forth the liabilities at December 31, 2013, which is recorded on the balance sheet at fair value on a recurring basis by level within the fair value hierarchy. As required, these are classified based on the lowest level of input that is significant to the fair value measurement:

		Fair Value Measurements at Reporting Date Using
		Quoted prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
Description	12/31/2013	(Level l)	(Level 2)	(Level 3)
Convertible promissory notes with embedded conversion option	$156,549	-0-	-0-	$156,549
Total	$156,549	-0-	-0-	$156,549

The following table sets forth a summary of change in fair value of our derivative liabilities for the year ended December 31, 2013:

Beginning balance	$-
Change in fair value of embedded conversion features of convertible promissory notes and warrants included in earnings	$(359,743)
Embedded conversion option & warrant liability recorded in connection with the issuance of convertible promissory notes	$835,896
Change in fair value of embedded conversion features of convertible promissory notes due to conversion	$(319,604)
Ending balance	$156,549

F-9

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

INVENTORIES

Inventories previously consisted of natural and organic food products, wrappers and boxes, and were stated at the lower of cost or market. Cost was determined on the average cost method. Inventories are reviewed and reconciled periodically. As of December 31, 2013 and 2012, the company maintained no inventory.

ACCOUNTS RECEIVABLE

The Company’s receivables had consisted of billings to customers for products invoiced and shipped and one temporary cash advance to a related party. The Company charges off receivables if they determine that the amount is no longer collectible. The allowance for doubtful accounts was zero at December 31, 2013 and 2012. Bad debt expense related to customer receivables for the year ended December 31, 2013 and December 31, 2012 was zero and $462 respectively.

PROPERTY AND EQUIPMENT

Currently the company has no capital assets. Previously assets were depreciated over their estimated useful lives, three to seven years using the straight-line method of depreciation for book purposes.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2013 and 2012. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. At December 31, 2013 and 2012, the Company had convertible notes and warrants outstanding that could be converted into approximately 91,935,386 common shares based up the closing bid price of the company’s common stock at December 31, 2013.

F-10

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company derives revenue from the sale of its products. The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the years ended December 31, 2013 and 2012 totaled $29,570 and $3,062,015, respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

INCOME TAXES

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities

A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions will be highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. Management has not filed tax returns for the year ended December 31, 2013. Tax returns for tax years 2012, 2011, and 2010 remain subject to IRS examination under the three year statute of limitations.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. The Company depreciates the equipment using the straight-line method over the useful lives of the equipment. The useful lives are estimated to be between 3 and 7 years. Depreciation expense was $200 and $483 for the years ended December 31, 2013 and 2012, respectively. The Company determined that the office equipment located at its previous office location in Jacksonville, Florida was impaired and not worth relocating to the new office. An expense for this equipment was recorded of $628 for the year ended December 31, 2013. Property and equipment consisted of the following at December 31, 2013 and December 31, 2012:

	12/31/2013	12/31/2012
Furniture and fixtures	$1,192	$1,192
Office equipment	649	649
Total property and equipment	1,841	1,841
Less: Accumulated depreciation	(1,013)	(1,013)
Property and equipment, net.	$828	$828
Impairment expense	(828)	-
Property and equipment, net.	$-0-	$-0-

F-11

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 5 – STOCK PAYABLE

On April 26, 2012, The Company entered into an agreement with Ironridge Global to settle $284,917 in accounts payable (which includes the balance of the Note Payable for the acquisition of Fresh PROMISE FOODS Inc. by Anthus Life Corp., outstanding legal fees, filing fees, packaging costs and certain manufacturing costs), in exchange for unregistered shares of common stock. Pursuant to an order approving stipulation for settlement of claims between Ironridge and the Company, Ironridge is entitled to receive 1 million common shares plus that number of shares with an aggregate value equal to $332,748, divided by 70% of the following: the volume weighted average price of the issuer’s common stock over that number of consecutive trading days following the date of receipt required for the aggregate trading volume to exceed $1.75 million, not to exceed the arithmetic average of the individual daily volume weighted average prices of any five trading days during such period.

Ironridge is prohibited from receiving any shares of common stock that would cause it to be deemed to beneficially own more than 9.99% of the Company’s total outstanding shares at any one time. Ironridge received an initial issuance of 97,150 shares, and may be required to return or be entitled to receive shares, based on the calculation summarized in the prior paragraph. For purposes of calculating the percent of class, the initial issuance to Ironridge was based upon a total of 875,491 shares of common stock outstanding immediately prior to the issuance of shares to Ironridge, such that 97,150 shares issued would represent approximately 9.99% of the outstanding common stock after such issuance. For the years ended December 31, 2013 and 2012, Ironridge received 17,800,000 and additional 5,357,150 shares respectively, which were recorded at $234,200 and $354,103 respectively. For the same periods the company recorded losses on these transactions of $109,600 and $316,602 respectively. At December 31, 2013 and 2012, the balance of shares due Ironridge Global was 24,378,310 and 42,178,310 respectively, which was recorded at values of $170,648 and $295,318 respectively. Carrying value of amounts due under this agreement are computed by multiplying the percentage of total shares due issued to Ironridge times the initial value of the obligation recorded in 2012. In connection with the transaction, Ironridge agreed not to hold any short position in the issuer’s common stock, and not to engage in or affect, directly or indirectly, any short sale until at least 180 days after the end of the calculation period.

F-12

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 6 – NOTES AND CONVERTIBLE NOTES PAYABLE

Convertible notes payable consist of the following at December 31, 2013 and 2012:

All common share data in this table have been adjusted for the reverse stock split.	Balance Due at
	12/31/2013	12/31/2012
On December 10, 2011 the Company executed a promissory note for $6,000. The note is non-interest bearing and is secured by common stock of the Company. The note was convertible into common stock at the par value of the common stock. The note holder has forgiven this indebtedness.	$-	$6,000

On January 16, 2012 the Company executed a promissory note for $50,000. The note bears interest at 10% and is secured by common stock of the Company. The note is convertible into common stock of the Company at $0.05 per share. In 2012, $30,000 of the note was converted to 2,639,327 shares of common stock of the Company. In 2013 the note maturity date was extended to September 30, 2014. Due to the features of other notes, the Company could not determine if sufficient shares in the Company stock would be available to fullfill all conversion obligations. Accordingly a derivative liability was recorded for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0013, volatility of 597%, and an assumed dividend rate of 0%.	$20,000	$20,000

On August 15, 2012 the Company executed a promissory note for $32,500. The note bears interest at 8% and is secured by common stock of the Company. The note can be converted to common stock at a discount of 45% off the conversion price. The conversion price is the average of the lowest 3 day trading price during a 30 days period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price.
The Company had recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0012, volatility of 286%, and an assumed dividend rate of 0%.
The note was converted into 4,888,889 shares of common stock in 2013.	$-	$32,500

On October 5, 2012 the Company executed a promissory note for $32,500. The note bears interest at 8% and is secured by common stock of the Company. The note can be converted to common stock at a discount of 45% off the conversion price. The conversion price is the average of the lowest 3 day trading price during a  a 30 days period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price.
The Company had recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .006, volatility of 276%, and an assumed dividend rate of 0%.
The note was converted into 5,388,537 shares of common stock in 2013.	$-	$32,500

F-13

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 6 – NOTES AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

On February 6, 2013 the Company executed a promissory note for $10,500. The note bears interest at 8% and is secured by common stock of the Company. The note can be converted to common stock at a discount of 60% off the conversion price. The conversion price is the lowest trading price during a 90 day period prior to conversion unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price. The Company had recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .001, volatility of 276%, and an assumed dividend rate of 0%. The note was converted into 1,677,060 shares of common stock in 2013.	$-	$-

On March 5, 2013 the Company executed a promissory note for $45,000. The note bears interest at 8 % and is unsecured. The loan matures March 5, 2014 If agreed to by the Company, the note may be amended to allow it to be converted into common stock of the Company at a discount rate to be determined.	$45,000	$-

On March 13, 2013 the Company executed three promissory notes for services provided totaling $109,500. The notes are payable upon demand. The notes do not earn interest but default interest will be accrued at 12 % if the Company fails to pay upon demand by the note holder. The notes can be converted into common stock of the company at the average five day closing bid price multiplied by three. Note Amount Converted / (Average price x 3)	$109,500	$-

On April 6, 2013 the Company executed a promissory note for $27,500.  The note bears interest at 8% and is secured by common stock of the Company. The note can be converted to common stock at a discount of 60% off the conversion price. The conversion price is the lowest trading price during a 90 day period prior to  conversion unless the Company sells or issues stock at a price lower than the  conversion price. Should this occur the conversion price is reduced to that lower price. The Company had recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0012, volatility of 276%, and an assumed dividend rate of 0%.

A portion of the note was repaid by a cash payment of $10,250. The remaining portion of the note was converted to 3,988,570 shares of common stock of Company in 2013.

	$-	$-

F-14

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 6 – NOTES AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

On May 06, 2013 the Company executed a promissory note for $22,500. The note bears interest at 8% and is secured by common stock of the Company. The note can be converted to common stock at a discount of 45% off the conversion price. The conversion price is the average of the lowest 3 day trading price during a   a 10 days period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price.

The Company had recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0011, volatility of 482%, and an assumed dividend rate of 0%.

The note was converted into 3,840,961 shares of common stock in 2013.

$-	$-

On June 04, 2013 the Company executed a promissory note for $15,000. The note bears interest at 8% and is secured by common stock of the Company. The note can be converted to common stock at a discount of 30% off the conversion price. The conversion price is the average of the lowest 3 day trading price during a   a 10 days period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price.

The Company had recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0014, volatility of 517%, and an assumed dividend rate of 0%.

$15,000	$-

On June 21, 2013 a third party purchased a portion of a convertible note of the Company previously issued to another party. The note had a value of  $22,800 and was convertible into to common stock of the Company. The note can be converted to common stock at a discount of 45% off the conversion price. The conversion price is the average of the lowest 3 day trading price during a   a 10 days period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price.

The Company had recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0012, volatility of 323%, and an assumed dividend rate of 0%.

The note was converted into 4,185,380 shares of common stock in 2013.

$-	$22,800

F-15

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 6 – NOTES AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

On July 23, 2013 the Company executed a promissory note for $15,500. The note bears interest at 8% and is secured by common stock of the Company. The note can be converted to common stock at a discount of 45% off the conversion price. The conversion price is the average of the lowest 10 day trading price during a   a 10 days period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price.

The Company had recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0012, volatility of 580%, and an assumed dividend rate of 0%.

	$15,500	$-

On September 11, 2013 the Company executed a promissory note for $15,000 as payment to a service provider. The note is convertible into common stock of the Company at a discount of 35% off the average one day bid price the day prior to conversion. Due to the discount feature we have recorded a liability of $8,077, or put premium, as part of the carrying value of this note. The note is convertible at any time prior to maturity and bears interest at 6% per annum.	$23,077	$-

On September 26, 2013 the Company executed a promissory note for $75,000. The note bears interest at 6 % and is secured by common stock of the Company. The loan matures March 26, 2014. On September 30, 2013 the note was converted into 3,846,154 shares of common stock at a discount of 35% off the average bid price the day prior to conversion. Due to this feature we recorded a liability of $40,835. The note also provided for the purchase of 4,000,000 shares of common stock by execution of a warrant agreement. The agreement expires two years from the date of this note. Under this agreement shares can be purchased for $0.02 unless the Company sells stock at a price below that level. Should this occur, the warrant purchase price shall be reduced to the lowest selling price. The Company has recorded a derivative liability due to this provision. The Company used the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest Rate of .0012, volatility of 596%, and an assumed dividend rate of 0%.	$-	$-

F-16

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 6 – NOTES AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

On October 21, 2013 the Company executed a promissory note for $7,500. The note bears interest at 6% and is secured by common stock of the Company. The loan matures April 21, 2014. On November 19, 2013 the note was converted into 923,077 shares of common stock of the Company. The note was convertible at the lower of a discount of 35% off the prior day’s closing bid price or $0.01. The note also provided for purchase of 400,000 shares by execution of a warrant agreement. The agreement expires two years from the date of the note. Under this agreement shares can be purchased for $0.02 unless the Company sells stock at a price below that level. Should this occur, the warrant purchase price shall be reduced to the lower selling price. The Company has recorded a derivative liability due to this provision. The Company used the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .001, volatility of 598%, and an assumed dividend rate of 0%.	$-	$-

On October 29, 2013 the Company executed a promissory note for $2,500. The note bears interest at 6% and is secured by common stock of the Company. The loan matures April 29, 2014. The note is convertible at the lower of a discount of 35% off the prior day’s closing bid price or $0.01. The note also provided for purchase of 133,334 shares by execution of a warrant agreement. The agreement expires two years from the date of the note. Under this agreement shares can be purchased for $0.02 unless the Company sells stock at a price below that level. Should this occur, the warrant purchase price shall be reduced to the lower selling price. The Company has recorded a derivative liability due to this provision. The Company used the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0011, volatility of 599%, and an assumed dividend rate of 0%.	$2,500	$-

On December 12, 2013 the Company executed a promissory note for $53,000. The note bears interest at 8 % and is secured by common stock of the Company. The note can be converted into common stock 180 days after issuance. The note can be converted to common stock at a discount of 45% off the conversion price. The conversion price is the average of the lowest 3 day trading price during a a 10 days period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price.

The Company had recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0012, volatility of 586%, and an assumed dividend rate of 0%.

	$53,000	$-

Unamortized debt discount on derivative liabilities	$(54,962)	$(5,787)

Total convertible notes outstanding, net of unamortized discounts	$228,615	$108,013

F-17

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 7 –RELATED PARTY TRANSACTIONS

During the year ended December 31, 2012, the Company issued 2,000,000,000 shares of common stock and 1 share of convertible preferred B stock to an officer and director that has been classified as stock based compensation during the year ended December 31, 2012. The Company also recorded consulting expense paid to this director of $50,000 for the year ended December 31, 2012. In 2013 the 2,000,000,000 shares (20,000,000 post-reverse split) were transferred to Joseph Canouse and subsequently cancelled.

During the year ended December 31, 2012, the Company issued 35,000 shares of convertible preferred C stock for services rendered to related parties.

At the time of his appointment Mr. Canouse received the 1 share of convertible Preferred B stock previously issued to a director. Also, during the year ended December 31, 2013, the Company issued 1 additional shares of convertible preferred B stock to Mr. Quirk when he joined the Company. The stock has no par value and is not traded publicly.

NOTE 8 –STOCKHOLDERS’ EQUITY (DEFICIT)

The Company filed an amendment to its Articles of Incorporation with the state of Nevada on July 23, 2012 to change the designation of its capital and preferred stock, as follows. The authorized common stock of the Company consist of 4,000,000,000 shares with a par value $0.00001. The Company also has 100,000,000 shares of par value $0.00001 Preferred A stock authorized, 10 shares of par value $0.00001 Preferred B stock authorized, and 30,000,000 par value $0.00001 par value Preferred C stock authorized. The Company adjusted the par value and additional paid in capital accounts on its balance sheet at September 30, 2012 for common and Preferred A stocks.

Series A Preferred stock has been cancelled.

Series B Preferred

Each one share of Series B Preferred has voting rights equal to four times the sum of all shares of common stock issued and outstanding at time of voting, plus all shares of Series C Preferred Stock issued and outstanding at time of voting, divided by the number of shares of Series B Preferred Stock issued and outstanding at the time of voting.

By unanimous written consent of the Board, the Board issued an aggregate of two (2) shares of Series B Preferred, to two individuals (the “Series B Stockholders”). As a result of the voting rights granted to the Series B Preferred, the Series B Stockholders together hold in the aggregate approximately 80% of the total voting power of all issued and outstanding voting capital of the Company.

Series C Preferred

Series C Preferred Stock has voting rights of one vote per share owned. The Preferred C stock is convertible into common stock of the Company at the rate of 0.10 per common share for each share of Preferred C stock. The holders of Series C Preferred stock are entitled to receive any dividend declared by the Board of Directors.

During the year ended December 31, 2012, the Company issued 19,500 shares of restricted common stock to initial private placement investors in Anthus Life per terms of their subscription agreements.

During the year ended December 31, 2012, the Company issued 36,500 shares of common stock and 9,000 shares of Convertible Preferred C stock to consultants for services. The Company also issued 9,000 shares of Convertible Preferred C stock to a consultant for deferred services.

During the year ended December 31, 2012, he Company issued 26,500 shares of common stock to the former management per the acquisition agreement.

During the year ended December 31, 2012 the Company issued 20,000,000 shares of common stock, 35,000 shares of Convertible Preferred C stock and 1 share of Convertible Preferred B stock to related parties that has been classified as stock based compensation during the year ended December 31, 2012.

On January 10, 2012, the Company retired 358,785 shares of common stock held in treasury at December 31, 2011.

During the year ended December 31, 2012, the Company converted five convertible notes payable from non-related parties along with the accrued interest for a total of $93,443 into 4,113,547 shares of its common stock. The Company also issued 100,000 shares of common stock for $2,000 to a non-related party.

During the year ended December 31, 2012, the Company issued 5,200 shares of preferred C stock for $13,000 in cash.

On April 26, 2012, the Company entered into an agreement with Ironridge Global to settle $284,917 in accounts payable (which includes the balance of the Note Payable for the acquisition of Stakool by Anthus Life Corp., outstanding legal fees, filing fees, packaging costs and certain manufacturing costs), in exchange for unregistered shares of common stock. Ironridge received an initial issuance of 97,150 shares of the Company’s common stock. During the year ended December 31, 2012 the Company issued an additional 5,260,000 shares of unrestricted common stock to Ironridge.

On September 14, 2012, the Company filed a Form S-8 with the Securities and Exchange Commission. The Form S-8 registered 4,000,000 shares of its common stock in connection with the Company’s 2012 Incentive Stock Plan.

F-18

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 8 –STOCKHOLDERS’ EQUITY (DEFICIT) CONTINUED

During the month of October 2012, the Company issued 282,980 shares of the Company’s Convertible Preferred C stock. The stock was issued as an addendum to the subscription agreements associated with the open private placement investments made by various investors between fiscal year 2009 and 2011.

On October 5, 2012 the Company issued 3,750,000 shares of its common stock without restriction to various consultants for services. The Company registered the common stock with the Securities and Exchange Commission on Form S-8 on September 14, 2012.

On October 10, 2012 the Company issued 500,000 shares of its common stock without restriction to Asher Enterprise, Inc. at a value of $15,000. The shares were issued as principal reduction to a Promissory Note dated January 16, 2012 between the Company and a non-related party.

During the year ended December 31, 2012, the Company issued 150,000 shares of restricted common stock to initial private placement investors in Anthus Life per terms of their subscription agreements.

During the year ended December 31, 2012 the Company retired 10,000,000 shares of its Preferred A stock, which accounted for all of the issued and outstanding Preferred A Stock.

The Company filed an amendment to its Articles of Incorporation with the state of Nevada on November 5, 2013 to change the designation of its capital and preferred stock, as follows:

The authorized common stock of the Company consist of 475,000,000 shares with a par value $0.00001. The Company also has 100,000,000 shares of par value $0.00001 Preferred C stock authorized and 10 shares of par value $0.00001 Preferred B stock authorized., and 30,000,000 par value $0.00001 par value Preferred C stock authorized. The Company adjusted the par value and additional paid in capital accounts on its balance sheet at September 30, 2013 for common and Preferred A stocks.

During the year ended December 31, 2013, the Company issued 48,733,764 shares of common stock and cancelled 20,000,000 shares of common stock.

During the year ended December 31, 2013, the Company issued 2,256,982 shares of common stock to service providers, 28,676,129 shares of common stock in conjunction with the conversion of promissory notes, 17,800,000 shares of common stock in to IronRidge Global under an agreement previous described in this filing, and 653 shares of common stock in conjunction with the rounding of shares produced by the reverse stock split previously described in this filing.

During the year ended December 31, 2013, the former CEO of the Company transferred 2 shares of Preferred Series B to Mr. Joseph C. Canouse when he assumed the positions of President and CEO. Subsequently, when Mr. Kevin Quirk became CEO of the Company Mr. Canouse transferred 1 share of the Preferred Series B stock to Mr. Quirk.

The Company also recorded the cancellation of previous reported treasury stock with a book value of $208.

On September 26, 2013 the Company issued a convertible note with an embedded warrant agreement. The agreement provides for the purchase of 4,000,000 shares of common stock of the company at $0.02 per share. The warrant expires on September 26, 2015. The fair value of the warrant was estimated, at the date of the grant at $140,000 using the Black-Sholes option –pricing model with the following assumptions: risk-free interest rate of 0.01%, volatility factor of 720%, and an expected life of two years.

F-19

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 8 –STOCKHOLDERS’ EQUITY (DEFICIT) CONTINUED

On October 21, 2013 the Company issued a convertible note with an embedded warrant agreement. The agreement provides for the purchase of 400,000 shares of common stock of the company at $0.02 per share. The warrant expires on October 21, 2015. The fair value of the warrant was estimated, at the date of the grant at $5,600 using the Black-Sholes option –pricing model with the following assumptions: risk-free interest rate of 0.01%, volatility factor of 598%, and an expected life of two years.

On October 29, 2013 the Company issued a convertible note with an embedded warrant agreement. The agreement provides for the purchase of 133,334 shares of common stock of the company at $0.02 per share. The warrant expires on October 29, 2015. The fair value of the warrant was estimated, at the date of the grant at $3,099 using the Black-Sholes option –pricing model with the following assumptions: risk-free interest rate of 0.011%, volatility factor of 599%, and an expected life of two years.

The following table sets forth common share purchase warrants outstanding as of December 31, 2013:

	Warrants	Weighted Average Exercise Price
Outstanding warrants December 31, 2012	-0-
Warrant granted September 26, 2013	4,000,000	$ 0 .02
Warrant granted October 21, 2013	400,000	$ 0 .02
Warrant granted October 29, 2013	133,334	$ 0 .02
Outstanding warrants December 31, 2013	4,533,334	$ 0 .02

Common stock issuable upon exercise of warrants	4,533,334	$ 0 .02

F-20

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 9 – INCOME TAXES

As of December 31, 2013, the Company had net operating loss carry forwards of $7,608,511 that may be available to reduce future years’ taxable income through 2028. Future tax benefits which may arise as a result of these losses have been recognized in these consolidated financial statements, as their realization is determined not likely to occur and accordingly, the Company has not recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following for the years 2013 and 2012:

	2013	2012
Federal income tax benefit attributable to:
Current operations	$179,636	$1,830,894
Less: Valuation allowance	$(179,636)	$(1,830,894)

Net provision for Federal income taxes	-0-	-0-

A reconciliation of the federal statutory rate of 34% to the Company’s effective tax rate is as follows:

	2013	2012
Expected expense (benefit) (34%)	$(217,289)	$(1,830,894)
Permanent differences	41,466
Change in valuation allowance	175,823	1 ,830,894
Accrued expense (benefit)	$-0-	$-0-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of December 31, 2013 and 2011:

	2013	2012
Deferred tax asset attributable to:
Net operating loss carryover	$2,549,239	$2,369,603.00
Less: valuation allowance	(2,549,239)	(2,369,603.00)
Net deferred tax asset	$-0-	$-0-

The Company’s valuation allowance increased by $175,823 in 2013. Tax net operating loss carryforwards may be limited pursuant to the IRS Section 382 in the event of certain ownership changes.

F-21

FRESH PROMISE FOODS INC., INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 10 – SUBSEQUENT EVENTS

On January 2, 2014 the Company issued 500,000 shares of common stock to a service provider for services rendered. An expense of $2,950.00 was recorded for this transaction.

On January 16, 2014 the Company issued 2,664,000 shares of common stock in conjunction with the partial conversion of a of a promissory note dated June 4, 2013 for $4,000 face value plus accrued interest of $103. The conversion price of the stock issued in this transaction was $0.0015 as provided by the note agreement..

On February 4, 2014 the Company issued 5,050,000 shares of common stock in conjunction with the partial conversion of a promissory note dated July 23, 2013 for $10,100 face value plus accrued interest of $66. The conversion price of the stock issued in this transaction was $0.002 as provided by the note agreement..

On February 6, 2014 the Company issued 2,804,000 shares of common stock in conjunction with the partial conversion of a portion of a promissory note dated June 4, 2013 for $7,000 face value plus accrued interest of $560. The conversion price of the stock issued in this transaction was $0.0026 as provided by the note agreement..

On February 12, 2014 the Company issued 3,666,667 shares of common stock in conjunction with the partial conversion of a promissory note issued under a consulting agreement with a former officer.

On February 13, 2014 the Company issued 3,010,000 shares of common stock in conjunction with the conversion of a portion of a promissory note dated July 23, 2013 for $5,400 principal plus accrued interest of $620. The conversion price of the stock issued in this transaction was $0.002 as provided by the note agreement..

On February 20, 2014 the Company issued 2,543,235 shares of common stock in conjunction with the partial conversion of a portion of a promissory note dated March 05, 2013 for $5,000 principal. The conversion price of the stock issued in this transaction was $0.0019 as provided by the note agreement..

On February 28, 2014 the Company issued 1,792,813 shares of common stock in conjunction with the partial conversion of a portion of a promissory note dated June 4, 2013 for $4,000 principal. The conversion price of the stock issued in this transaction was $0.0022 as provided by the note agreement.

On March 25, 2014 the Company issued 8,000,000 shares of common stock in conjunction with the settlement agreement with Ironridge Global, previous discussed. The stock was recorded at $56,000 but had a fair market value of $80,000. The Company recorded a loss on this issuance of $24,000.

We, together with certain other parties (collectively, the “Defendants”), are currently involved in litigation against Kyle Gotshalk, Leonard Gotshalk, Clinton Hall, LLC, Richard Maher and Patrick O’Loughlin (collectively, the “Plaintiffs”). On April 25, 2013, the Plaintiffs filed a complaint with the United States District Court for the District of Nevada alleging claims including securities fraud and breach of contract. The Company believes these claims to be unfounded and the Company is prepared to file an answer with the United States District Court for the District of Nevada, together with counterclaims against the Plaintiffs. The Company is continuing to vigorously defend itself against this lawsuit and in March 2014 has retained an attorney in Nevada to pursue the matter. On September 9, 2014, the Court granted the Defendants’ motion to set aside any entry of default judgment.

Except as set forth above, we are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. Except as set forth above, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2013 to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

F-22

Fresh Promise Foods, Inc.

Consolidated Balance Sheet

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current Assets
Cash	$12,325	$33,335
Inventory	9,219	-
Total Current Assets	21,544	33,335

Property Plant & Equipment, Net	25,641	-
Website Development & Software Purchased	3,417	-
Total Assets	$50,602	$33,335

Liabilities and Stockholder’s Deficit
Liabilities
Current Liabilities
Accounts payable	$235,317	$236,797
Accrued interest	29,249	32,958
Convertible note payable, net of discounts & premiums	397,205	228,615
Accrued salaries due officers	250,820	64,000
Amounts due former officers under consulting agreements	-	47,000
Convertible note derivative liability	1,507,338	156,549
Loan due related parties	3,600	-
Stock payable for acquisition	-	170,648
Total Current Liabilities	2,423,529	936,567
Total Liabilities	2,423,529	936,567

Common stock - par value $0.00001 2,000,000,000 shares authorized, 424,887,581 and 62,676,958 shares outstanding, respectively	4,249	627
Preferred stock series C - par value $0.00001 100,000,000 shares authorized, 308,180 and 341,180 shares outstanding, respectively.	3	3
Preferred stock series B - no par value, 10 shares authorized, and 2 and 1 share outstanding, respectively.	-	-
Additional paid in capital	7,008,810	6,704,649
Accumulated deficit	(9,385,989)	(7,608,511)
Total Stockholders’ Deficit	(2,372,927)	(903,232)
Total Liabilities and Stockholders’ Deficit	$50,602	$33,335

See accompanying notes to unaudited consolidated financial statements.

F-23

Fresh Promise Foods, Inc.

Consolidated Statement of Operations

Unaudited

	3 Months Ended		9 Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenues	$-	$-	$-	$64
Cost of Goods Sold	(128)	-	3,008	2,515
Gross Margin	128	-	(3,008)	(2,451)

Operating Expenses
Rent	11,147	-	14,722	-
Professional fees	108,195	67,765	241,554	276,028
Office expense	2,318	-	2,541	8,962
Investor and public relations	2,205	5,777	13,786	14,775
Communication	2,650	-	4,631	2,381
Bank services	683	-	921	681
Travel and entertainment	8,377	3,809	15,690	6,978
General and administrative expense	27,530	-	50,228	-
Payroll and related expense	27,000	-	337,668	-
License and permits	-	2,675	-	2,834
Other miscellaneous expenses	-	330	-	395
Depreciation	-	100	-	200
Stock based compensation	-	-	2,950	29,570
Total Operating Expenses	190,105	80,456	684,691	342,804

Loss from operations	(189,977)	(80,456)	(687,699)	(345,255)

Other expenses
Debt forgiveness	-	-	(22,000)	-
liability	850,080	(69,508)	477,585	(149,757)
Derivative liability expense	144,873	7,472	378,166	40,874
(Gain) loss on note conversion	(4,650)	-	670	-
Loss on Impairment	-	628	-	628
Other expense - other	-	-	(97)	-
(Gain) Loss on stock issuance	(42,064)	18,500	(93,064)	48,200
Interest expense	154,439	53,302	348,520	162,302
	1,102,678	10,394	1,089,780	102,247

Loss before provision for income tax	(1,292,655)	(90,850)	(1,777,479)	(447,502)

Provision for income tax	-	-	-	-

Net Loss	$(1,292,655)	$(90,850)	$(1,777,479)	$(447,502)

Net Loss per share: Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding: Basic and diluted	239,203,220	43,089,661	139,897,770	32,679,708

See accompanying notes to unaudited consolidated financial statements.

F-24

Fresh Promise Foods, Inc.

Consolidated Statements of Cash flows

Unaudited

	9 Months Ended
	September 30, 2014	September 30, 2013
OPERATING ACTIVITIES
Net loss from operations	$(1,777,479)	$(447,502)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	288,821	101,328
(Gain) on Change in value of derivative liability	477,585	(149,757)
Derivative liability expense	378,166	40,874
Debt forgiveness	(22,000)	-
Other expense - other	(97)	-
Decrease in rental deposit	-	1,700
(Gain) Loss on stock issuance	(93,064)	48,200
Notes issued for professional services	-	124,500
Premium expense	-	48,912
Other current asset	112,356	-
Other current liability	103,136	-
Stock based compensation	2,950	29,570
Amount due current and former officer	(47,000)	-
Depreciation	-	200
Loss on Impairment	-	843
Changes in working capital items
Accrued salaries	186,828	-
Decrease in other liabilities	-	76,974
Settlement of amount due former officer	-	-
Advances from related parties	3,600	436
(Increase) in account receivable	-	(2,816)
Decrease in accounts payable	(1,480)	1,510
Decrease in accrued interest	(3,709)	10,733
Cash flow from operating activities	(391,387)	(114,295)

INVESTING ACTIVITIES
PP&E	(25,641)	-
Website development	(3,417)	-
	(29,058)	-
FINANCING ACTIVITIES

Proceeds from note payable	399,435	182,250
Proceeds from stock sale	-	5,000
Cash flow from financing	399,435	187,250

Net change in cash	(21,010)	72,955
Beginning cash	33,335	338
Ending Cash	12,325	73,293

Non-Cash Investing and Financing Activities:
Record derivative liability on notes	$1,350,789	$279,174
Conversion of note to common stock	$-	$171,550
Issuance of promissory note for accrued expenses	$-	$154,500
Issuance of shares under stock payable	$170,648	$51,800

See accompanying notes to unaudited consolidated financial statements.

F-25

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

NOTE 1 – Nature of Business and Summary of Significant Accounting policies

Nature of Business

Fresh Promise Foods is a consumer products and marketing company focused on the high-margin multi-billion dollar health and wellness food and beverage sectors. Under its wholly owned subsidiary, Harvest Soul Inc., the Company is building a production facility in Atlanta, Ga. and will be launching a new brand and category in the organic, all-natural juice category.

On March 15, 2013 all officers and directors resigned from the Company and Mr. Joseph C. Canouse was appointed President, Chief Executive Officer, and Director.

On April 17, 2013 Mr. Kevin P. Quirk joined the Company and was appointed President, Chief Executive Officer. Mr. Canouse, who continued as a Director, assumed the title of Chief Financial Officer.

Effective August 5, 2013 the Company completed a 1 for 100 reverse stock split, which reduced the number of issued and outstanding common shares from 2,903,888,889 to approximately 29,039,066. Fractional shares produced as a result of this reverse stock split were rounded up to the next whole share. The consolidated financial statements have been retroactively adjusted to reflect this reverse stock split.

On September 26, 2013 the name of the Company was changed to Fresh Promise Foods, Inc. and the Company also reduced the number of authorized shares of common stock from four billion (4,000,000,000) to four hundred seventy five million (475,000,000).

On May 28, 2014, the Company increased the number of authorized shares of common stock to nine hundred seventy five million shares (975,000,000) from four hundred seventy five million (475,000,000).

On June 2, 2014, Joseph C. Canouse resigned as Chairman of the Board of Directors (the “Board”) of Fresh Promise Foods, Inc., a Nevada corporation (the “Company”), and as Chief Financial Officer of the Company. Mr. Canouse informed the Company that his decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 4, 2014, the Board approved by unanimous written consent the appointment of Scott Martin as a member of the Board and Secretary of the Company, effective as of such date.

On June 4, 2014, the Board also approved by unanimous written consent the appointment of Mr. Kevin P. Quirk as Chairman of the Board. Mr. Quirk currently serves as Chief Executive Officer & Chief Financial Officer of the Company and a director and will retain his current positions.

On September 1, 2014, the Company increased the number of authorized shares of common stock to two billion shares (2,000,000,000) from nine hundred seventy five million shares (975,000,000).

ACCOUNTING BASIS

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP accounting”). The Company has adopted a December 31 fiscal year end.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the financial statements of Fresh Promise Foods Inc. and its wholly-owned subsidiary Harvest Soul Inc. All significant inter-company balances and transactions within the Company and subsidiary have been eliminated upon consolidation.

F-26

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

NOTE 1 – Nature of business and summary of significant accounting policies (continued)

CASH AND CASH EQUIVALENTS

Fresh Promise Foods Inc. considers all highly liquid investments with maturities of three months or less to be cash equivalents.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net loss to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments are carried at the approximate fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

Inventories consist of bottles, closures, labels and boxes as well as certain raw materials that go into the production of the final product. Inventory is stated at the lower of the cost or market. Cost is determined on the average cost method. Inventories are reviewed and reconciled periodically.

F-27

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTS RECEIVABLE

The Company’s has no Accounts Receivables. The Company charges off receivables if they determine that the amount is no longer collectible. The allowance for doubtful accounts was zero at September 30, 2014 and December 31, 2013. Bad debt expense related to customer receivables for the period ended September 30, 2014 and 2013 was zero and zero respectively.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.” Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at September 30, 2014 and 2013. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. At September 30, 2014 and 2013, the Company had convertible notes and warrants outstanding that could be converted into approximately 567,425,057 common shares based up the closing bid price of the company’s common stock at September 30, 2014.

REVENUE RECOGNITION

The Company derives revenue from the sale of its products. The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the 9 months ended September 30, 2014 and 2013 totaled $2,950 and $29,570, respectively.

F-28

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

POLICY ON WEBSITE DEVELOPMENT COST TO BE INCLUDED

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

The Company placed into service its main website (www.freshpromisefoods.com) in 2013. All costs associated with these websites are subject to straight-line amortization over there expected useful life, a five year period.

RECENT ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. The Company depreciates the equipment using the straight-line method over the useful lives of the equipment. The useful lives are estimated to be between 3 and 7 years. Depreciation expense amount for 9 months ended was zero and $100 for the quarters ended September 30, 2014 and 2013, respectively. Property and equipment consisted of the following at September 30, 2014 and September 30, 2013:

	September 30, 2014	December 31, 2013
Furniture and fixtures	$3,389	$1,841
Production equipment	24,092	-
Total property and equipment	27,481	1,841
Less: Accumulated depreciation	(1,840)	(1,213)
Property and equipment, net.	$25,641	$628
Impairment expense	-	(828)
Property and equipment, net	25,641	-

NOTE 3 – RELATED PARTY TRANSACTIONS

At the time of his appointment Mr. Canouse received the 1 share of convertible Preferred B stock previously issued to a director. Also, during the three months ended June 30, 2013, the Company issued 1 additional shares of convertible preferred B stock to Mr. Quirk when he joined the Company. The stock has no par value and is not traded publicly.

On January 28, 2014, the Company converted $11,000 of a $22,000 convertible note to 3,666,667 common shares from a related party. The note had been purchased from a former officer of the Company based on the contractual conversions terms per agreement.

NOTE 4 – STOCK PAYABLE

On April 26, 2012, The Company entered into an agreement with Ironridge Global to settle $284,917 in liabilities. Pursuant to an order approving stipulation for settlement of claims between Ironridge and the Company, Ironridge is entitled to receive 1 million common shares plus that number of shares with an aggregate value equal to $332,748, divided by 70% of the following: the volume weighted average price of the issuer’s common stock over that number of consecutive trading days following the date of receipt required for the aggregate trading volume to exceed $1.75 million, not to exceed the arithmetic average of the individual daily volume weighted average prices of any five trading days during such period.

Ironridge is prohibited from receiving any shares of common stock that would cause it to be deemed to beneficially own more than 9.99% of the Company’s total outstanding shares at any one time. Ironridge received an initial issuance of 97,150 shares, and may be required to return or be entitled to receive shares, based on the calculation summarized in the prior paragraph. For purposes of calculating the percent of class, the initial issuance to Ironridge was based upon a total of 875,491 shares of common stock outstanding immediately prior to the issuance of shares to Ironridge, such that 97,150 shares issued would represent approximately 9.99% of the outstanding common stock after such issuance.

For the nine months ended September 30, 2014 and 2013, Ironridge received 24,378,310 and 7,400,000 shares respectively, which were recorded at $170,648 and $21,000 respectively. For the same periods the Company recorded a gain of $93,097 on the shares issued in the nine months ended September 30, 2014 and a loss of $ 48,100 on the shares issued in the nine months ended September 30, 2013. At September 30, 2014 and 2013, the balance of shares due Ironridge Global was -0- and 34,778,310 respectively, which was recorded at values of $0 and 243,448, respectively. Carrying value of amounts due under this agreement are computed by multiplying the percentage of total shares due issued to Ironridge times the initial value of the obligation recorded in 2012. In connection with the transaction, Ironridge agreed not to hold any short position in the issuer’s common stock, and not to engage in or affect, directly or indirectly, any short sale until at least 180 days after the end of the calculation period.

F-29

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

NOTE 5 – NOTES AND CONVERTIBLE NOTES PAYABLE

Convertible notes payable consist of the following at September 30, 2014 and 2013. All common share data in this table has been adjusted for the reverse stock split.

All common share data in this table have been adjusted for the reverse stock split.	September 30, 2014	December 31, 2013

On January 16, 2012 the Company executed a promissory note for $50,000. The note bears interest at 10 % and is secured by common stock of the Company. The note is convertible into common stock of the Company at $0.05 per share. In 2012, $30,000 of the note was converted to 2,639,237 shares of common stock of the Company. In 2013 the note maturity date was extended to September 30, 2014. Due to the features in this note, the Company could not determine if sufficient shares in the Company stock would be available to fulfill all conversion obligations. Accordingly a derivative liability was recorded for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0013, volatility of 597%, and an assumed dividend rate of 0%.	$20,000	$20,000

On March 5, 2013 the Company executed a promissory note for $45,000. In 2014 the note was modified into three notes of $15,000 each. The notes bear interest at 8 % are unsecured. The notes matured March 5, 2014 but were extended to June 30, 2014. One of the notes was sold to a third party and amended. Due to the amended features the Company has recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0013, volatility of 536%, and an assumed dividend rate of 20%. The remaining two $15,000 notes are also convertible into common stock at the market price but no derivative liability was recorded. In February 2014, the third party converted $5,000 of note into 2,543,235 shares of common stock of the Company.	$40,000	$45,000

On March 13, 2013 the Company executed three promissory notes for services provided totaling $109,500. The notes are payable upon demand and bear interest at 12% and can be converted into common stock of the company at the average five day closing bid price multiplied by three. Note Amount converted / (Average price x 3). On June 11, 2014 these notes were sold to Carebourn Capital. The new note bears interest at 12% and is secured by common stock of the company. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average lowest 3 day trading price during a 10 day period prior to conversion, unless the company sells or issues stack at a lower price than the conversion price. Should this occur the conversion prices is reduced to the lower price. The company has recorded the derivative liability for this note using the Black Scholes Method to value the derivative liabilty with the following assumptions: Risk free interest rate of .0013, volitility of 65% and an assumed dividend of 0%.	$0	$109,500

On September 11, 2013 the Company executed a promissory note for $15,000 as payment to a service provider. The note is convertible into common stock of the Company at a discount of 35% off the average one day bid price the day prior to conversion. Due to the discount feature we have recorded a liability of $8,077, or put premium, as part of the carrying value of this note. The note is convertible at any time prior to maturity and bears interest at 6% per annum	$15,000	$15,000

On June 04, 2013 the Company executed a promissory note for $15,000. The note bears interest at 8% and is secured by common stock of the Company. The note can be converted to common stock at a discount of 30% off the conversion price. The conversion price is the average of the lowest 3 day trading price during a 10 days period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price. The Company had recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0014, volatility of 517%, and an assumed dividend rate of 0%.	$-	$15,000

On July 23, 2013 the Company executed a promissory note for $15,500. The note bears interest at 8% and is secured by common stock of the Company. The note can be converted to common stock at a discount of 45% off the conversion price. The conversion price is the average of the lowest 10 day trading price during a a 10 days period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price. The Company had recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0012, volatility of 580%, and an assumed dividend rate of 0%.	$-	$15,000

On October 29, 2013 the Company executed a promissory note for $2,500. The note bears interest at 6% and is secured by common stock of the Company. The loan matures April 29, 2014. The note is convertible at the lower of a discount of 35% off the prior day’s closing bid price or $0.01. The note also provided for purchase of 133,334 shares by execution of a warrant agreement. The agreement expires two years from the date of the note. Under this agreement shares can be purchased for $0.02 unless the Company sells stock at a price below that level. Should this occur the conversion price is reduced to that lower price. The Company used the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0011, volatility of 599%, and an assumed dividend rate of 0%.	$2,500	$2,500

F-30

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 5 – NOTES AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

On December 12, 2013 the Company executed a promissory note for $53,000. The note bears interest at 8 % and is secured by common stock of the Company. The note can be converted into common stock 180 days after issuance at a discount of 45% off the conversion price. The conversion price is the average of the lowest 3 day trading price during a 10 day period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price. The Company has recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0012, volatility of 586%, and an assumed dividend rate of 0%. On June 25, 2014, $11,000 of the note was converted into 8,000,000 common shares. By August 7, 2014, the remaining $41,000 of the note was converted into 53,299,071 common Shares.	$-	$53,000

In 2013 the Company executed a consulting agreement with a former officer. The agreement provided for payment of consulting fees during the transition period when new management obtained control of the Company. The agreement allowed any unpaid amounts due under the agreement to be memoralized in a promissory note. At December 31, 2013 the Company owed the former officer $44,000. This amount was converted to a note of $22,000. The former officer sold the note to a related party of the Company. The Company recorded income of $22,000 as debt forgiveness. The remaining $22,000 note was amended providing for conversion to common stock of the Company at a discount of 50% of the average closing bid price on the day of conversion. Due to the discount feature we have recorded a liability of $22,000, or put premium, as part of the carrying value of this note. The note is convertible at any time. On February 12, 2014 the related party converted $11,000 of the face amount of the note into 3,666,667 shares of common stock of the Company.	$11,000.00	$-

On January 01, 2014 the Company executed a promissory note for $20,000 as payment to a service provider. The note is convertible into common stock of the Company at a discount of 35% off the average one day bid price the day prior to conversion. Due to the discount feature we have recorded a liability of $10,769, or put premium, as part of the carrying value of this note. The note is convertible at any time prior to maturity and bears interest at 6% per annum	$20,000	$-

In February 2014, one of these notes with a face value of $35,000 was sold to a third party. The accrued interest on the note of $4,710 was added to the principal amount purchased. The note was amended and the Company has recorded a derivative liability based upon the amended features. The Company used the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0013%, volatility of 526%, and an assumed dividend rate of 0%. The date of maturity for this note is February 10, 2015.	$34,262	$-

On January 23, 2014 the Company executed a promissory note for $6,000. The note bears interest at 9.875 % and is secured by common stock of the Company. The note can be converted into common stock at a discount of 30% off the conversion price. The conversion price is the average 3 day lowest closing sales price during a 10 day period prior to conversion, but no less that $0.0001. The Company has recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0013, volatility of 536%, and an assumed dividend rate of 0%.	$6,000	$-

On February 04, 2014 the Company executed a promissory note for $53,000. The note bears interest at 8 % and is secured by common stock of the Company. The note can be converted into common stock 180 days after issuance at a discount of 45% off the conversion price. The conversion price is the average of the lowest 3 day trading price during a 10 day period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price. The Company has recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0013, volatility of 536%, and an assumed dividend rate of 0%. By September 29, 2014 $18,000 of the note was converted into 85,905,098 common shares. The Date of maturity for this note is November 6, 2014.	$35,530	$-

F-31

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 5 – NOTES AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

On March 17, 2014 the Company executed a promissory note for $25,000. The note bears interest at 12 % and is secured by common stock of the Company. The note can be converted into common stock at a discount of 40% off the conversion price. The conversion price is the average of the lowest 3 day trading price during a 10 day period prior to conversion, unless the Company sells or issues stock at a price lower than the conversion price. Should this occur the conversion price is reduced to that lower price. The Company has recorded a derivative liability for this note using the Black Scholes Method to value the derivative liability with the following assumptions: Risk Free Interest rate of .0013, volatility of 536%, and an assumed dividend rate of 0%. On April 10. May 8 and June 23, 2014, a compbined $19,801 of the note was converted into 3,699,000, 4,280,000, & 5,288,000 of common shares respectively.	$-	$-

On June 9, 2014 the company executed a promissory note for $30,000. The note bears interest at 8% and is secured by common stock of the company. The note can be converted into common stock at a discount of 42% off of the conversion price. The conversion price is the average lowest 3 day trading price during a 10 day period prior to conversion, unless the Company sells or issues stock at a lower price than the conversion price. Should this occur the conversion prices is reduced to the lower price. The company has recorded the derivitive liability for this note using the Black Scholes Method to value the derivitive liabiltiy with the following assumptions: Risk free interest rate of .0013, volitility of 61% and an assumed dividend of 0%. The date of maturity for this note is June 9, 2015.	$30,000	$-

On June 11, 2014 the Company executed a promissory note for $86,500. The note bears interest at 12% and is secured by common stock of the Company. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average lowest 3 day trading price during a 10 day period prior to conversion, unless the Company sells or issues stock at a lower price than the conversion price. Should this occur the conversion prices is reduced to the lower price. The Company has recorded the derivitive liability for this note using the Black Scholes Method to value the derivitive liabiltiy with the following assumptions: Risk free interest rate of .0013, volitility of 65% and an assumed dividend of 0%. On June 18, 2014, $4,132.44 of the note was converted into 3,000,000 common shares. The date of maturity for this note is March 5, 2015.	$77,425	$-

On June 11, 2014 the Company executed a promissory note for $86,291 for the note plus interest on the note executed March 13, 2013. The note bears interest at 12% and is secured by common stock of the Company. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average lowest 3 day trading price during a 10 day period prior to conversion, unless the Company sells or issues stock at a lower price than the conversion price. Should this occur the conversion prices is reduced to the lower price. The Company has recorded the derivitive liability for this note using the Black Scholes Method to value the derivitive liabiltiy with the following assumptions: Risk free interest rate of .0013, volitility of 63% and an assumed dividend of 0%. On August 1, 2014 $30,000 of the note was converted into 6,000,000 common shares. The date of maturity for this note is March 5, 2015.	$51,922	$-

F-32

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 5 – NOTES AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

On June 30, 2014 the Company executed a promissory note for $88,500. The note bears interest at 6% and is secured by common stock of the company. The note can be converted in to common stock at market rate. Date of maturity for this note is June 30, 2015.	$88,500	$-

On August 8, 2014 the Company executed a promissory note for $50,000. The note bears interest at 6% and is secured by common stock of the Company. The note can be converted into common stock at a discount of 35% off of the conversion price. The conversion price is the average bid price on the 3 days prior to the date of conversion. Or the closing price of the issuer on the date of this note of $.001. Date of maturity for this note is August 8, 2015.	$50,000	$-

On April 3, 2014 the Company executed a promissory note for $42,500. The note bears interest at 22% and is secured by common stock of the Company. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average lowest 3 day trading price during a 10 day period prior to conversion, unless the Company sells or issues stock at a lower price than the conversion price. Should this occur the conversion prices is reduced to the lower price. The Company has recorded the derivitive liability for this note using the Black Scholes Method to value the derivitive liabiltiy with the following assumptions: Risk free interest rate of .0013, volitility of 197% and an assumed dividend of 0%. Date of maturity for this note is January 7, 2015.	$42,500	$-

On July 8, 2014 the Company executed a promissory note for $42,500. The note bears interest at 22% and is secured by common stock of the Company. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average lowest 3 day trading price during a 10 day period prior to conversion, unless the Company sells or issues stock at a lower price than the conversion price. Should this occur the conversion prices is reduced to the lower price. The Company has recorded the derivitive liability for this note using the Black Scholes Method to value the derivitive liabiltiy with the following assumptions: Risk free interest rate of .0013, volitility of 162% and an assumed dividend of 0%. Date of maturity for this note is January 8, 2015.	$42,500	$-

On September 5, 2014 the Company executed a promissory note for $52,500. The note bears interest at 12% and is secured by common stock of the Company. The note can be converted into common stock at $.001 par value per share. Date of maturity for this note is June 5, 2015.	$52,500	$-

Additional notes	$8,989	$-

Premium liability	$29,846	$8,077

Unamortized debt discount on derivative liabilities	$(261,276)	$(54,962)

Total convertible notes outstanding, net of unamortized discounts	$397,198	$228,615

F-33

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 6 – STOCKHOLDERS’ EQUITY (DEFICIT)

The authorized common stock of the Company consist of 2,000,000,000 shares with a par value $0.00001. The Company also has 100,000,000 shares of par value $0.00001 Preferred C stock authorized and 10 shares of par value $0.00001 Preferred B stock authorized and 30,000,000 par value $0.00001 par value Preferred C stock authorized. The Company adjusted the par value and additional paid in capital accounts on its balance sheet at March 30, 2013 for common and Preferred A stocks.

The Company also issued 500,000 shares of common stock to a service provider which was recorded at fair market value of $2,950.

During the period ended September 30, 2014, the Company issued 5,400,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $562. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 10,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $1,824. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 6,378,310 shares of common stock in conjunction with the settlement agreement with Ironridge Global, previous discussed. The stock was recorded at $44,648 but had a fair market value of $2,551. The Company recorded a loss on this issuance of $42,096. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 10,058,140 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $1,278. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 5,556,500 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $25,000 plus accrued interest of $210. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 6,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $884. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 9,071,459 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $896. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 16,377,049 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $604. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 5,858,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $25,000 plus accrued interest of $63. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 6,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $4,488 plus accrued interest of $25. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 6,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,291 plus accrued interest of $1,446. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 7,792,453 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $113. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 5,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,143. This was exempt from registration under rule 144.

F-34

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

During the period ended September 30, 2014, the Company issued 21,486,456 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $2,276. This was exempt from registration under

During the period ended September 30, 2014, the Company issued 11,297,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $39,709 plus accrued interest of $2,480. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 9,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,570. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 21,486,486 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $2,024. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 12,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,717. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 21,461,538 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $1,756. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 12,150,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $39,709 plus accrued interest of $1,622. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 15,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,791. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 21,470,588 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $53,000 plus accrued interest of $1,602. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 17,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,978. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 16,979,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $39,709 plus accrued interest of $1,358. This was exempt from registration under rule 144.

During the period ended September 30, 2014, the Company issued 19,000,000 shares of common stock in conjunction with the partial conversion of promissory note with a face value of $86,000 plus accrued interest of $1,972. This was exempt from registration under rule 144.

All the above conversions were generally done based on the contractual terms within the agreements.

F-35

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

The following table sets forth common share purchase warrants outstanding as of September 30, 2014:

		Weighted Average
	Warrants	Exercise Price
Outstanding warrants December 31, 2012	$-0-
Warrant granted September 26, 2013	$4,000,000	$0.02
Warrant granted October 21, 2013	$400,000	$0.02
Warrant granted October 29, 2013	$133,334	$0.02
Outstanding warrants September 30, 2014	$4,533,334	$0.02

Common stock issuable upon exercise of warrants	$4,533,334	$0.02

NOTE 7 – GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 8 – INCOME TAXES

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities

A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions will be highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

F-36

FRESH PROMISE FOODS, INC.

NOTES TO THE Unaudited CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. Management has not filed tax returns for the year ended December 31, 2013.

As of September 30, 2014, the Company had net operating loss carry forwards of approximately $8,355,780 that may be available to reduce our tax liability in future years. We estimate the benefits of this loss carry forward at $3,042,780 if the Company produces sufficient taxable income. No adjustments to the financial statements have been recorded for this potential tax benefit.

The provision for Federal income tax consists of the following for the years 2014 and 2013:

A reconciliation of the federal statutory rate of 34% to the Company’s effective tax rate is as follows:

The Company’s valuation allowance increased by $175,823 in 2013. Tax net operating loss carryforwards may be limited pursuant to the IRS Section 382 in the event of certain ownership changes.

NOTE 9 – FAIR VALUE MEASUREMENTS

The Company has adopted the guidance under ASC Topic 820 for financial instruments measured on a fair value on a recurring basis. ASC Topic 820 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. Further authoritative accounting guidance (ASU No. 2009-05) under ASC Topic 820, provides clarification that in circumstances in which a quoted price in an active market for the identical liabilities is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update.

The standard describes a fair value hierarchy based on three levels of input, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 – Quoted prices in active markets for identical assets and liabilities.

Level 2 – Input other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the over- all fair value of the financial instruments. In addition, the fair value of free standing derivative instruments such as warrant and option derivatives are valued using the Black-Scholes modes.

The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as their fair value were determined by using the Black Scholes option-pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

NOTE 10 – SUBSEQUENT EVENTS

As of October 29, 2014 the Company issued 212,302,506 shares of common stock in conjunction with the partial conversion of certain promissory notes. The company has 637,511,771 outstanding shares.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to September 30, 2014 to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

F-37

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Alpharetta, State of Georgia on the 13th day of February, 2015.

FRESH PROMISE FOODS, INC.

By:	/s/ Kevin P. Quirk
Name:	Kevin P. Quirk
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin P. Quirk, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Fresh Promise Foods, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates so indicated.

Signature	Title	Date

/s/ Kevin P. Quirk	Chief Executive Officer, President, Director	February 13, 2015
Kevin P. Quirk

/s/ Scott Martin	Secretary, Director	February 13, 2015
Scott Martin

49